Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit 10.18

Execution Version

Second Amended and Restated License Agreement

by and between

bluebird bio, Inc.

and

Celgene Corporation

and

Celgene European Investment Company LLC

May 8, 2020

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Table of Contents

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

List of Appendices

Appendix A Additional Definitions
Appendix B Applicable New In-Licenses
Appendix C Applicable Pre-Existing In-Licenses
Appendix D Target Antigen
Appendix E Press Release
Appendix F Certain Patents Within the Licensed IP
as of the Original License Agreement Effective Date
Appendix G Bluebird Agreements
Appendix H Certain Manufacturing Definitions
Appendix I Manufacturing and Supply Agreement Terms
Schedule 9.2 Exceptions to Bluebird’s Representations and Warranties

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Second Amended and Restated License Agreement
This Second Amended and Restated License Agreement (this “License Agreement”), dated as of May 8, 2020 (the “Amendment Effective Date”), is made by and between bluebird bio, Inc., a Delaware corporation (“Bluebird”), and Celgene Corporation, a Delaware Corporation (“Celgene Corp”), with respect to all rights and obligations under this License Agreement in the United States (subject to Section 11.18), and Celgene European Investment Company LLC, a Delaware limited liability company, with respect to all rights and obligations under this License Agreement outside of the United States (subject to Section 11.18) (“Celgene Europe” and together with Celgene Corp, “Celgene”). Each of Bluebird and Celgene may be referred to herein as a “Party” or together as the “Parties.”
WHEREAS, Bluebird has developed and owns or has rights to certain Patents and technology relating to developing innovative gene therapies for genetic disorders;
WHEREAS, Celgene is a biopharmaceutical company focused on acquiring, Developing and Commercializing innovative anti-cancer agents;
WHEREAS, Bluebird and Celgene were parties to that certain Master Collaboration Agreement, dated as of March 19, 2013, pursuant to which the Parties entered into a global strategic collaboration to research, develop and commercialize therapeutic products in the Field (the “Original MCA”);
WHEREAS, the Parties entered into an Amended and Restated Collaboration Agreement, dated as of June 3, 2015 (as amended from time to time, the “Master Collaboration Agreement”), pursuant to which the Parties amended and restated the Original MCA in order to continue the research and development of the Product Candidates pursuant to the terms set forth therein;
WHEREAS, pursuant to the terms of the Master Collaboration Agreement, Celgene has exercised its option to select a Product Candidate to be an Optioned Candidate by delivering to Bluebird a Celgene Option Notice and payment of the applicable Initial Option Fee and Additional Option Fee (such Optioned Candidate, as defined more fully in Appendix A, the “Elected Candidate”);
WHEREAS, effective as of September 28, 2017 (the “Original License Agreement Effective Date”), the Parties entered into an Amended and Restated License Agreement whereby Celgene obtained exclusive rights to Develop Elected Candidate and Commercialize Licensed Product (the “Original Agreement”);
WHEREAS, the Parties entered on the date hereof into a First Amendment to the Amended and Restated Co-Development, Co-Promote and Profit Share Agreement dated as March 26, 2018 that provided for a payment to Bluebird the partial consideration of which was the entry into of this License Agreement; and
WHEREAS, the Parties wish to amend and restate certain terms of the Original Agreement, including with respect to the Manufacture and supply of Vectors, payments and royalties and exclusivity in accordance with the terms and conditions set forth below on the terms and conditions set forth below.

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the amount and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1. Definitions.
The following terms and their correlatives will have the meanings set forth below. Capitalized terms used, but not defined, herein will have the meanings ascribed to such terms in the Master Collaboration Agreement.
1.1  “Applicable Bluebird In-Licenses” means the Applicable Pre-Existing In-Licenses and the Applicable New In-Licenses.
1.2 “Applicable New In-Licenses” means all New In-Licenses of Bluebird or its Affiliates necessary or useful for the research, Development and/or Commercialization of Elected Candidate and Licensed Product that Celgene has elected to list on Appendix B as of the Original License Agreement Effective Date, plus any other New In-License of Bluebird or its Affiliates that Celgene has elected to include as an Applicable New In-License pursuant to Section 3.2(b).
1.3 “Applicable Pre-Existing In-Licenses” means all Pre-Existing In-Licenses necessary or useful for the research, Development and/or Commercialization of Elected Candidate and Licensed Product, and any extensions or expansions of the scope of such Pre-Existing In-Licenses, including those listed on Appendix C.
1.4 “Biosimilar Product” means, with respect to a Licensed Product in any country, any biosimilar product sold by a Third Party not authorized by or on behalf of Celgene, its Affiliates or Sublicensees, (a) that is a biosimilar biological product, as defined in 21 USC 379j-51 (or any successor or replacement thereof), a similar biological medicinal product, as defined in Annex I to Directive 2001/83/EC (or any successor or replacement thereof), or any similar biosimilar or generic product under the Laws of any country or jurisdiction, or (b) regarding which Regulatory Approval is obtained by referencing Regulatory Data of such Licensed Product.
1.5 “Bluebird In-Licensed IP” means all Patents, Materials and Know-How in-licensed by Bluebird pursuant to Applicable Bluebird In-Licenses, including any extensions or expansions of the scope thereof.
1.6 “Bluebird Technology” means all Bluebird Solely Owned IP and all of Bluebird’s right, title and interest in and to Joint IP.
1.7 “Celgene Development & Commercialization Program” means a Development and Commercialization program for Licensed Product in the Field worldwide.
1.8 “Celgene Licensed Product In-License” means any Applicable Celgene In-License or other agreement between Celgene or any of its Affiliates and a Third Party entered into under Section 4.3(d) pursuant to which Celgene or any of its Affiliates in-licenses any Know-How, Materials or Patents that directly relate to or Cover the Elected Candidate and/or Licensed Product or its Manufacture or use.
1.9 “Celgene Licensed Product In-Licensed IP” means any Patents, Materials and Know-How Controlled at any time during the License Agreement Term by Celgene or any of its Affiliates pursuant to a Celgene Licensed Product In-License or Celgene Other In-License that directly relate to or Cover the Elected Candidate and/or Licensed Product or its Manufacture or use.

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.10 “Celgene Licensed Product IP” means (a) Celgene Technology, (b) Collaboration IP solely owned by Celgene and Celgene’s interest in jointly owned Collaboration IP, and (c) Patents, Materials or Know-How (to the extent not included in subsection (a) or (b)) owned by Celgene or its Affiliates that are Controlled at any time during the License Agreement Term by Celgene or any of its Affiliates, in each case that directly relate to or Cover the Elected Candidate and/or Licensed Product or its Manufacture or use.
1.11 “Celgene Other In-License” means any agreement between Celgene or any of its Affiliates and a Third Party, other than Applicable Celgene In-Licenses and any agreement between Celgene or any of its Affiliates and a Third Party entered into under Section 4.3(d), pursuant to which Celgene or any of its Affiliates in-licenses any Know-How, Materials or Patents that directly relate to or Cover the Elected Candidate and/or Licensed Product or its Manufacture or use.
1.12 “Celgene Regulatory Rights” means all Regulatory Data, Regulatory Filings and Regulatory Approvals for Elected Candidate and Licensed Product worldwide Controlled by Celgene or any of its Affiliates.
1.13 “Celgene Technology” means all Celgene Solely Owned IP and all of Celgene’s right, title and interest in and to Joint IP.
1.14 “Clinical Study” means any human clinical trial of a Product Candidate.
1.15 “Commercialization” means any and all activities directed to the Manufacturing, marketing, detailing, promotion and securing of reimbursement of a product after Regulatory Approval has been obtained (including making, having made, using, importing, selling and offering for sale such product), and will include post-approval clinical studies, post-launch marketing, promoting, detailing, marketing research, distributing, customer service, administering and commercially selling such product, importing, exporting or transporting such product for commercial sale, and all regulatory compliance with respect to the foregoing.
1.16 “Commercially Reasonable Efforts” means, with respect to the Development or Commercialization of Licensed Product by a Party, that level of efforts and resources that such Party would normally devote to the Development or Commercialization, as the case may be, of a product owned by it or to which it has rights of the type it has hereunder, which is of a similar commercial potential at a similar stage in its lifecycle, in each case taking into account issues of safety and efficacy, product profile, the proprietary position, the then current competitive environment for such product and the likely timing of such product’s entry into the market, the pricing and launching strategy for the respective product, the regulatory environment and status of such product, and other relevant scientific, technical and commercial factors.
1.17 “Control” or “Controlled” means, with respect to any Know-How, Material, Patent, Regulatory Data, Regulatory Filings and Regulatory Approvals, the possession (whether by ownership or license, other than by a license or sublicense granted pursuant to this License Agreement) by a Party or its Affiliates of the ability to grant to the other Party a license or access as provided herein to such item, without violating the terms of any agreement or other arrangement with any Third Party or, other than under Applicable Bluebird In-Licenses, being obligated to pay any royalties or other consideration therefor (“Additional Payments”). For clarity, Other In-Licenses are not “Controlled” for purposes of this License Agreement, unless and only after such Other In-License is converted into an Applicable New In-License pursuant to Section 3.2(b). Notwithstanding the foregoing, as provided in Section 3.2(a), if on or after the Original License Agreement Effective Date

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

and for such time as the other Party agrees to pay and does in fact pay all Additional Payments with respect to such Party’s access or license to any Know-How, Material, Patent, Regulatory Data, Regulatory Filings and Regulatory Approvals (other than that in-licensed by Bluebird pursuant to an Other In-License), such Know-How, Material, Patent, Regulatory Data, Regulatory Filings and Regulatory Approvals will be deemed to be included in the definition of “Control”.
1.18 “Covers”, with reference to (a) a Patent, means that the making, using, selling, offering for sale or importing of a product or practice of a method would infringe a Valid Claim of such Patent in the country in which such activity occurs, and (b) Materials or Know-How, means that the Manufacture, Development or Commercialization of a product incorporates, embodies or otherwise makes use of such Materials or Know-How.
1.19 “EU” means the organization of member states of the European Union as it may be constituted from time to time.
1.20 “Field” means the targeting of the Target Antigen by the use of (a) T-cells expressing a CAR (with or without other engineering to enhance functionality and/or safety), including virus specific genetically modified T-cells expressing a synthetic CAR, and (b) T-cells expressing native antigen receptors or engineered antigen receptors in which the T-cells are genetically modified to enhance their performance, persistence or safety, in each case under (a) and (b) for the treatment, modulation, palliation or prevention of cancer in humans.
1.21 “First Commercial Sale” means the first sale for use or consumption of any Licensed Product in a country after all required Regulatory Approvals for commercial sale of such Licensed Product have been obtained in such country.
1.22 “First Indication” means the first disease condition for which a particular Licensed Product has been approved by a Regulatory Authority.
1.23 “GAAP” means U.S. generally accepted accounting principles or International Financial Reporting Standards, consistently applied, as designated and used by the applicable Party.
1.24 “Gene Editing” means homing endonuclease (HE) and megaTAL gene editing technologies, including HE/megaTAL-mediated homology directed recombination and Bluebird’s proprietary DARIC cell signaling technology.
1.25 “In-License Payments” means any amounts paid or payable under any Applicable Bluebird In-License that are incurred by Bluebird solely and directly as a result of the grant of a sublicense thereunder under this License Agreement to Celgene, any of Celgene’s contract Third Parties under Section 3.5, or any further Sublicensees of Celgene (including of Celgene’s Affiliates that are granted sublicenses) under this License Agreement. Any such payments will include [***] excluding [***].
1.26 “Licensed IP” means all (a) Patents, Materials and Know-How Controlled at any time during the term of this License Agreement by Bluebird or any of its Affiliates (including any applicable Collaboration IP and Bluebird Technology), other than pursuant to an Applicable Bluebird In-License, and (b) Bluebird In-Licensed IP, in each case to the extent necessary or useful to Develop Elected Candidate and Develop and Commercialize Licensed Product. [***].
1.27 “Licensed Product” means any product that constitutes or incorporates an Elected Candidate (including all modified and improved versions thereof), in all forms, presentations, and formulations (including manner of delivery and dosage). A modified or improved version of an

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Elected Candidate constituted or incorporated in a product will be deemed a “Modified Licensed Product” for purposes of Section 4.2 if it is Covered by patentable technology Controlled by Bluebird that (a) is first discovered, created, conceived, developed or reduced to practice after the later of (i) the Original License Agreement Effective Date and (ii) the end of the Collaboration Program Term, (b) requires the submission of a new BLA with respect to such modified or improved Elected Candidate, and (c) materially contributes to the Elected Candidate being approved for a new indication or new patient population. For clarity, “Modified Licensed Products” are Licensed Products hereunder for all purposes other than Section 4.2.
1.28 “Manufacturing” means the production, manufacture, processing, filling, finishing, packaging, labeling, shipping and holding of product or any intermediate thereof, including process development, process qualification and validation, scale-up, commercial manufacture and analytic development, product characterization, stability testing, quality assurance and quality control. With reference to Elected Candidate and Licensed Product, Manufacturing includes Vector and associated Payload supply.
1.29 “Net Sales” means with [***].
1.30 “Pivotal Study” means (a) a Phase 3 Study that is intended by Celgene to be submitted (together with any other registration trials that are prospectively planned when such Phase 3 Study is initiated) for Regulatory Approval in the U.S., or (b) any other clinical study that is designed to establish that a pharmaceutical product is safe and efficacious for its intended use, and to determine warnings, precautions, and adverse reactions that are associated with such pharmaceutical product in the dosage range to be prescribed, which clinical study is a registration trial intended to be sufficient for filing an application for a Regulatory Approval for the Licensed Product in the U.S., solely as evidenced by the acceptance for filing for a Regulatory Approval for such product after completion of such study.
1.31 “Regulatory Exclusivity Period” means with respect to a Licensed Product in a country, the period of time during which (a) Celgene or any of its Affiliates or Sublicensees has been granted the exclusive legal right by a Regulatory Authority (or is otherwise entitled to the exclusive legal right by operation of Law) in such country to market and sell the Licensed Product, or (b) the data and information submitted by Celgene or any of its Affiliates or Sublicensees to the relevant Regulatory Authority in such country for purposes of obtaining Regulatory Approval may not be disclosed, referenced or relied upon in any way by such Regulatory Authority (including by relying upon the Regulatory Authority’s previous findings regarding the safety or effectiveness of the Licensed Product) to support the Regulatory Approval or marketing of any product by a Third Party in such country.
1.32 “ROW” means the world other than the United States.
1.33 “ROW Administration” means administration of Licensed Product to a patient when located in the ROW.
1.34 “Second Indication” means a [***].
1.35 “Selling Party” means Celgene and its Sublicensees (including Celgene’s Affiliates that are granted sublicenses pursuant to Section 3.3).
1.36 “Sublicensee” means any person or entity (including Affiliates of Celgene) that is granted a sublicense as permitted by Section 3.3 (or an option to take such a sublicense), either directly by Celgene or indirectly by any other Sublicensee hereunder.

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.37 “Target Antigen” means the antigen designated as B-cell maturation antigen (BCMA) as further set forth on Appendix D, and naturally occurring variants thereof.
1.38 “U.S. Administration” means administration of Licensed Product to a patient when located in the United States.
1.39 “Valid Claim” means, with respect to a particular country, (a) any claim of an issued and unexpired Patent in such country that (i) has not been held revoked, unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction, which decision is unappealable or unappealed within the time allowed for appeal and (ii) has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise in such country, or (b) a claim of a pending Patent application that has not been finally abandoned or finally rejected or expired and which has been pending [***] from the date of filing of the earliest priority Patent application to which such pending Patent application is entitled to claim benefit.
1.40 “Vector” means recombinant lentiviral agent(s) (including all components therein other than Payloads) for gene therapy intended to deliver a nucleotide sequence, including those recombinant viral agent(s) (including all components therein other than Payloads) for any Elected Candidate or Licensed Product and Manufactured utilizing the [***] under this Agreement. For avoidance of doubt, Vectors do not include Payloads.
1.41 “Vector Supplies” means supplies of Vectors and associated Payloads Manufactured for incorporation into Elected Candidate and Licensed Product for Development or Commercialization thereof.
Definitions for each of the following terms are found in the body of this License Agreement or the Appendices hereto as indicated below:

Defined Terms	Location
Additional IP	Section 3.2(a)
Additional Payments	Section 1.17
Applicable Bluebird In-License	Section 1.1
Applicable New In-License	Section 1.2
Applicable Pre-Existing In-License	Section 1.3
Bankruptcy Code	Section 3.7
Bioreliance	Section 2.4(b)(ii)(B)
Biosimilar Application	Section 7.2(f)
Biosilimar Product	Section 1.4
Biosimilar Product Competition	Section 4.3(e)
Bluebird	Preamble
Bluebird In-Licensed IP	Section 1.5
Bluebird Indemnitees	Section 9.6(a)
Bluebird Technology	Section 1.6
Celgene	Preamble
Celgene Corp	Preamble
Celgene Development & Commercialization Program	Section 1.7
Celgene Europe	Preamble
Celgene Indemnitees	Section 9.6(b)
Celgene Licensed Product In-License	Section 1.8

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Defined Terms	Location
Celgene Licensed Product In-Licensed IP	Section 1.9
Celgene Licensed Product IP	Section 1.10
Celgene Other In-License	Section 1.11
Celgene Regulatory Rights	Section 1.12
Celgene Technology	Section 1.13
Clinical Data	Section 8
Clinical Study	Section 1.14
Combination Product	Section 1.29
Commercialization	Section 1.15
Commercially Reasonable Efforts	Section 1.16
Competitive Infringement	Section 7.1
Control	Section 1.17
Covers	Section 1.18
Elected Candidate	Appendix A
EU	Section 1.19
Eurogentec	Section 2.4(b)(ii)(B)
Field	Section 1.20
First Commercial Sale	Section 1.21
First Indication	Section 1.22
Fully Burdened Manufacturing Cost	Appendix H
GAAP	Section 1.23
Gene Editing	Section 1.24
Independent Target Antigen Program	Section 3.4
In-License Payment	Section 1.25
Indemnification Claim Notice	Section 9.6(c)
Indemnified Party	Section 9.6(c)
Joint IP	Section 5.2
License Agreement	Preamble
License Agreement Term	Section 10.1
Licensed IP	Section 1.26
Licensed Product	Section 1.27
Litigation Conditions	Section 9.6(d)(i)
Losses	Section 9.6(a)
Manufacturing	Section 1.28
Manufacturing Party	2.4(b)(i)(E)
Manufacturing and Supply Agreement	Section 2.4(b)(i)(B)
Master Collaboration Agreement	Preamble
Milestone Event	Section 4.2
Milestone Payment	Section 4.2
Modified Licensed Product	Section 1.27
Net Sales	Section 1.29
Original MCA	Preamble
Original License Agreement Effective Date	Preamble

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Defined Terms	Location
Party(ies)	Preamble
Patent Challenge	Section 10.2(b)
PHSA	Section 7.2(f)
Pivotal Study	Section 1.30
Regulatory Exclusivity Period	Section 1.31
Second Indication	Section 1.32
Selling Party	Section 1.35
Solely Owned IP	Section 5.1
Specific Patent	Section 6.3
Sublicensee	Section 1.36
Suspension Transition Plan	Section 2.4(b)(i)(A)
Third Party Claims	Section 9.6(a)
Valid Claim	Section 1.38
Vector Supplies	Section 1.40

2. Development and Commercialization.
2.1 Development. As of and after the Original License Agreement Effective Date, Celgene will assume sole responsibility for, and control of, Developing Elected Candidate and Licensed Product in the Field worldwide, and will establish a Celgene Development & Commercialization Program for that purpose. As of and after the Original License Agreement Effective Date, Celgene will have sole responsibility for all costs and expenses arising from the Development and Commercialization of Elected Candidate and Licensed Product in the Field worldwide. Notwithstanding the foregoing, if the initial Phase 1 Study with respect to Optioned Candidate has not been completed as of the Original License Agreement Effective Date, Bluebird will continue to be responsible for the performance of such initial Phase 1 Study under the oversight of the JSC under the Master Collaboration Agreement until completion of such initial Phase 1 Study. In the event Bluebird continues to be responsible for the performance of such initial Phase 1 Study, Bluebird will be responsible for the costs of performing such initial Phase 1 Study on the terms set forth in the Master Collaboration Agreement.
2.2 Regulatory. Subject to the last sentence of Section 2.1, (a) as of and after the Original License Agreement Effective Date, Celgene will lead and have sole control of all efforts with Regulatory Authorities regarding the Development and Commercialization of Elected Candidate and Licensed Product in the Field worldwide, including taking full responsibility for preparing and filing the relevant Regulatory Filings and seeking Regulatory Approval and (b) promptly following the Original License Agreement Effective Date, Bluebird will, at Celgene’s expense, assign to Celgene all Regulatory Filings with respect to Elected Candidate and Licensed Product. For clarity, in the event Bluebird continues to be responsible for the performance of an initial Phase 1 Study following the Original License Agreement Effective Date in accordance with Section 2.1, Bluebird will retain ownership of any Regulatory Filings (including the IND) for Optioned Candidate until completion of such initial Phase 1 Study. In the event of failure to assign such Regulatory Filings to Celgene, Bluebird hereby consents and grants to Celgene the right to access and reference (without any further action required on the part of Bluebird, whose authorization to file this consent with any Regulatory Authority is hereby granted) any such Regulatory Filing.

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

2.3 Technical Assistance. During the Collaboration Program Term, Bluebird will reasonably cooperate with Celgene to provide all technical assistance, and to transfer to Celgene any additional Know-How licensed to Celgene under Section 3.1, requested by Celgene to facilitate the transfer of Development efforts related to Elected Candidate and Licensed Product. Such cooperation will include providing Celgene with reasonable access by teleconference or in-person at Bluebird’s facilities to Bluebird personnel involved in the research and Development of Elected Candidate to provide Celgene with a reasonable level of technical assistance and consultation in connection with the transfer of such Know-How. Following the Collaboration Program Term, Bluebird will reasonably cooperate with Celgene to provide reasonable amounts of technical assistance, including to transfer to Celgene any additional Know-How licensed to Celgene under Section 3.1, with respect to Elected Candidate or Licensed Product as reasonably requested by Celgene with reasonable advance notice to Bluebird. Any dispute with respect to the amount and completeness of the technical assistance and cooperation to be provided by Bluebird under this Section 2.3 will be referred to and finally resolved by binding arbitration by a mutually agreeable, disinterested, conflict-of-interest-free individual not affiliated or consulting with either Party. Any such arbitration will be conducted under the then-current rules of the American Arbitration Association.
2.4 Manufacture and Supply.
(a) Manufacturing Generally. Subject to Section 2.4(b), Celgene will be solely responsible for, and will bear all the costs and expenses of, Manufacturing and supplying all Elected Candidate and Licensed Product for Development and Commercialization in the Field worldwide. Subject to Section 2.4(b), Celgene will purchase Vector Supply from Bluebird or its authorized designee for such purposes. Notwithstanding anything herein to the contrary, subject to, and with effect from, the expiry or termination of the Manufacturing and Supply Agreement, Celgene will assume sole responsibility for the Manufacture and supply of Vector including associated Payloads for the Development and Commercialization of Elected Candidate and Licensed Product for U.S. Administration and ROW Administration in accordance with this License Agreement.
(b) Vector Manufacturing.
(i) Vector Supply Terms.
(A) Bluebird shall use Commercially Reasonable Efforts to qualify its manufacturing facility for the Manufacture of Vector. Unless otherwise agreed by the Parties in writing, within [***] the Parties will negotiate in good faith a transfer plan to be agreed by the Parties, to engage in a technology transfer as set forth in Section 2.4(b)(i)(E)(the “Suspension Transition Plan”). The Parties will use Commercially Reasonable Efforts to finalize the Suspension Transition Plan within [***]. The Parties shall commence the technology transfer activities referred to in such Suspension Transition Plan within [***]. From the date of U.S. approval of Bluebird’s facility for Vector and until completion of the Suspension Transition Plan and subject to the terms and conditions of the Manufacturing and Supply Agreement, Bluebird shall solely be responsible for the Manufacture of Vector and associated Payloads for U.S. Administration and ROW Administration. After completion of the Suspension Transition Plan, Bluebird and its Affiliates will be primarily responsible for the Manufacture of Vector and associated Payloads for all Elected Candidate and Licensed Product required for clinical Development and Commercialization in the Field for U.S. Administration, and Bluebird will collaborate in good faith and use Commercially Reasonable Efforts to be Celgene’s secondary source of supply for the Manufacture of Vector and associated Payloads for Elected Candidate and Licensed Product required for clinical Development

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

and Commercialization in the Field for ROW Administration in each case, solely in connection with such “back-up” or “business continuity source” rights under the Manufacturing and Supply Agreement.
(B) The Parties will enter into a “Manufacturing and Supply Agreement,” between each other or among the Parties and an Affiliate, covering Vector Supply and associated Payloads within [***] which agreement will be consistent with the terms of this Section 2.4(b)(i) and will otherwise be subject in all respects to the terms and conditions of this License Agreement (the “Manufacturing and Supply Agreement”).
(C) The cost to Celgene of Vector Supply will equal [***] of Bluebird’s Fully Burdened Manufacturing Cost for such Manufacture, plus [***] unless otherwise agreed by the Parties in writing.
(D) The Manufacturing and Supply Agreement will include the terms set forth in Appendix I, including license grants from Celgene to Bluebird under the Celgene Licensed Product IP and Celgene Licensed Product In-Licensed IP to the extent necessary or useful for Bluebird to Manufacture Vector Supply.
(E) In accordance with Appendix I, Bluebird will use Commercially Reasonable Efforts, to engage in a technology transfer to allow Celgene, in accordance with Section 2.4(b)(i), to Manufacture Vector (through the first commercial batch of Vector) itself or by through its designated Third Party manufacturer (each a “Manufacturing Party”), by transferring all Know-How and Materials Controlled by Bluebird or its Affiliates that are necessary to Manufacture Vector. Celgene shall bear [***] and Bluebird shall bear [***] of the Costs and expenses of the Parties associated with such technology transfer. Notwithstanding the foregoing, Bluebird shall only be required to deliver Know-How and Materials in its or its Affiliates’ actual possession or under its control and shall not be required to produce or create any additional Know-How or Materials. Before any such transfer, the Manufacturing Party shall enter into a reasonable confidentiality agreement with Bluebird with respect to the use and handling of such Know-How and Materials.
(F) Celgene will use Commercially Reasonable Efforts to establish a second source of Vector within [***].
(G) Any purchase of Vector Supply from Bluebird or its designee will expressly not include any license rights to any Know-How or Patents, but instead all licenses (implied, by exhaustion or otherwise) will arise under Section 3.1, if and as applicable.
(H) For the purpose of this License Agreement, certain words and phrases (and their correlatives) relating to Manufacturing will have the meanings set forth on Appendix I.
(I) Celgene agrees to collaborate in good faith with Bluebird and use Commercially Reasonable Efforts to Manufacture Vector for U.S. Administration to the extent circumstances would require Bluebird to activate “business continuity source” supply for U.S. Administration. Bluebird agrees to collaborate in good faith with Celgene and use Commercially Reasonable Efforts to Manufacture Vector for ROW Administration to the extent circumstances would require Bluebird to activate “business continuity source” supply for ROW Administration pursuant to the Manufacturing and Supply Agreement.
(J) For as long as Bluebird is sole source of supply of Vector, in the event of any supply deficiency or shortage of Vector or associated Payload, any available Vector or Payload supplies shall be allocated for U.S Administration and ROW Administration on pro rata basis, using

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

the forecasted demand for the year in which such deficiency or shortage occurs, unless otherwise agreed by the Parties in writing.
(ii) Payloads.
(A) Celgene shall have the right to conduct quality audits of Bluebird’s existing inventories of Bluebird’s of [***] and shall have the right to purchase from Bluebird, [***] with sufficient shelf life and in sufficient quantities to allow Celgene to Manufacture Vector in accordance with this License Agreement while Celgene establishes the supply arrangements referred to in Section 2.4(b)(ii)(B).
(B) Bluebird will take such actions as are necessary to permit Celgene to purchase quantities of [***] solely for use in Manufacturing Vector for Elected Candidate and Licensed Products as permitted under this License Agreement, under and pursuant to a supply or similar agreement between Celgene and [***] respectively, and Bluebird will execute and deliver a letter of authorization or similar document to [***] respectively, to authorize such purchases. Forecasting for plasmids will be reviewed and approved by the Parties on a quarterly basis. Information received from [***] relating to the plasmids sequence shall be deemed to be Bluebird’s Confidential Information for purposes of this License Agreement. In addition, Bluebird will take such actions as are necessary to permit Celgene to purchase quantities of [***] for use in Manufacturing Vector for Elected Candidate and Licensed Products as permitted under this License Agreement, under and pursuant to a supply or similar agreement between Celgene and [***] and, to the extent required to enable such purchases, Bluebird will execute and deliver a letter of authorization or similar document to [***].
2.5 Celgene Diligence. Celgene, directly or through one or more of its Sublicensees, will use Commercially Reasonable Efforts: (a) to Develop Licensed Product in the Field and to obtain Regulatory Approvals therefor; and (b) to Commercialize Licensed Product in the Field after obtaining such Regulatory Approval, in each country worldwide where Regulatory Approval has been obtained. With respect to the aforementioned obligation to use Commercially Reasonable Efforts in relation to Licensed Product for ROW Administration, Celgene shall be required to use such Commercially Reasonable Efforts solely to the extent necessary to enable Bluebird to comply with the Applicable Bluebird-In Licenses.
2.6 Annual Update Meetings. At least once during each consecutive twelve (12)-month period from the Original License Agreement Effective Date until the earlier of first approval of a BLA for Licensed Product by the FDA, within [***] of Bluebird’s written request, the Parties will meet in person at a U.S. site of Celgene for Celgene to provide Bluebird with an update on the Development of Licensed Product by Celgene and its Sublicensees for U.S. Administration. During such meeting, Celgene will disclose to Bluebird all material information regarding such Development.
2.7 Reports by Celgene. Celgene will prepare and maintain, and will cause its Sublicensees to prepare and maintain, reasonably complete and accurate records regarding the Development of Elected Candidate and Licensed Product, and Commercialization of Licensed Product worldwide after Regulatory Approval therefor. Celgene will provide to Bluebird a reasonably detailed report regarding such efforts at least once every twelve (12)-month period from the Original License Agreement Effective Date. In relation to Licensed Product for U.S. Administration, such report will contain sufficient detail to enable Bluebird to assess Celgene’s compliance with its Development and Commercialization obligations in Section 2.5, including

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

information with respect to the following: (a) the design, status and results of any animal studies and clinical trials for Licensed Product; (b) any regulatory milestones, and any Regulatory Approvals achieved, for Licensed Product; and (c) activities with respect to selling, promoting, supporting, detailing and marketing of Licensed Product. In addition to the foregoing, Celgene will provide Bluebird with such additional information regarding any such activities as Bluebird may reasonably request from time to time. In relation to Licensed Product for ROW Administration, such report will contain sufficient detail to enable Bluebird to comply with the Applicable Bluebird In-Licenses. In addition to the foregoing, Celgene will provide Bluebird with such additional information regarding any such activities as Bluebird may reasonably request from time to time to the extent reasonably necessary to enable Bluebird to comply with Applicable Bluebird In-Licenses.
2.8 Applicable Bluebird In-Licenses and Other IP.
(a) Maintenance of Applicable Bluebird In-Licenses. Bluebird (i) will duly perform and observe all of its obligations under the Applicable Bluebird In-Licenses in all material respects and maintain in full force and effect the Applicable Bluebird In-Licenses, and (ii) will not, without Celgene’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), [***]. Bluebird will provide Celgene with written notice as promptly as practicable (and in any event within [***] business days) after becoming aware of any of the following: [***]. If Bluebird fails to pay any amounts due under any Applicable Bluebird In-License [***] Celgene will have the right, but not the obligation, in its sole discretion, to [***].
(b) Maintenance of Celgene Licensed Product In-Licenses. Celgene (i) will duly perform and observe all of its obligations under the Celgene Licensed Product In-Licenses in all material respects and maintain in full force and effect the Celgene Licensed Product In-Licenses, and (ii) will not, without Bluebird’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), [***]. Celgene will provide Bluebird with written notice as promptly as practicable (and in any event within [***] business days) after becoming aware of any of the following: [***]. If Celgene fails to pay any amounts due under any Celgene Licensed Product In-License and [***] Bluebird will have the right, but not the obligation, in its sole discretion, to [***].
(c) Applicable Bluebird In-License Requirements. Celgene will abide, and will cause all its Affiliates and applicable Sublicensees to abide, by all requirements of each Applicable Bluebird In-License in all material respects (and in any case in all respects in the case that failure to so abide would result in a breach under the Applicable Bluebird In-License), to the extent applicable to Sublicensees thereunder and to the extent disclosed by Bluebird to Celgene, with the understanding that disclosure by Bluebird of any Applicable Bluebird In-License to Celgene will be deemed disclosure of such requirements of such Applicable Bluebird In-License to Celgene. In the event of a termination of any Applicable Bluebird In-License, Bluebird agrees, to the extent requested by Celgene, to reasonably assist Celgene in securing a direct license from the applicable licensor under any Patents, Materials and Know-How that was licensed to Bluebird and sublicensed to Celgene hereunder prior to such termination. In addition, Bluebird agrees, if requested by Celgene, to reasonably assist Celgene in securing a standby license from the applicable licensor under any Patents, Materials and Know-How that are licensed to Bluebird and sublicensed to Celgene.
3. License Grants.
3.1 License by Bluebird. Subject to the terms and conditions of this License Agreement, Bluebird hereby grants to Celgene a worldwide, exclusive (even as to Bluebird except as set forth in

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Section 2.4(b), license, with the right to sublicense only as permitted by Section 3.4, under Licensed IP, to Develop Elected Candidate and to Develop and Commercialize Licensed Product. Further, (a) the license to Commercialize granted in this Section 3.1 will cover only the sale and offer for sale of Licensed Product in finished form and not the sale or offer for sale of Vectors or Payloads (other than as and to the extent incorporated in the Licensed Product), and (b) rights to Manufacture Vectors and associated Payloads are included within the scope of the license granted to Celgene under this Section 3.1, which rights are subject to the terms and conditions of Section 2.4(b)(i). Celgene’s right to Manufacture Vector Supply pursuant to this Section 3.1 will be exercised by Celgene solely (i) for Development and Commercialization for ROW Administration after the technology transfer set forth in Section 2.4(b)(i)] , and (ii) for Development and Commercialization for U.S. Administration, solely in connection with such “back-up” and/or “second source” rights under the Manufacturing and Supply Agreement, and Celgene will not otherwise exercise the license to Manufacture Vector Supply set forth in Section 3.1. Notwithstanding the foregoing, subject to, and with effect from, the expiry or termination of the Manufacturing and Supply Agreement, Celgene will assume sole responsibility for the Manufacture of Vector for Development and Commercialization of Elected Candidate and Licensed Product for U.S. Administration and ROW Administration in accordance with this CCPS Agreement.
3.2 Additional IP; Other In-Licenses.
(a) Additional IP. Except as set forth in Section 3.2(b), Celgene may, on or after the Original License Agreement Effective Date, elect to include within the scope of the Licensed IP any Know-How, Material, Patent, Regulatory Data, Regulatory Filings or Regulatory Approvals (“Additional IP”), that would be Controlled by Bluebird but for required payments of Additional Payments to a Third Party, by (i) providing notice to Bluebird of same and (ii) agreeing to pay and in fact paying all Additional Payments with respect to Celgene’s access or license to such Additional IP. Following Bluebird’s receipt of such notice and subject to Celgene’s performance of its obligations to pay any Additional Payments with respect to Celgene’s access or license to such Additional IP, such Additional IP will be deemed Licensed IP hereunder. For avoidance of doubt, this Section 3.2(a) does not apply to Know-How, Materials, Patents, Regulatory Data, Regulatory Filings or Regulatory Approvals licensed to Bluebird under the Applicable Bluebird In-Licenses, all of which are deemed Controlled by Bluebird notwithstanding this Section 3.2(a).
(b) Other In-Licenses. Celgene may, on or after the Original License Agreement Effective Date, elect to convert any Other In-License to an Applicable New In-License by providing notice to Bluebird of same. Upon Bluebird’s receipt of such notice, such Other In-License will be an Applicable New In-License hereunder, Appendix B will automatically be updated to include such New In-License and the provisions of this License Agreement applicable to New In-Licenses, including Section 4.1(b), will apply with respect to such New In-License.
3.3 Sublicensing Rights.
(a) Transfer. The licenses granted in Sections 3.1 are transferable only upon a permitted assignment of this License Agreement in accordance with Section 11.12.
(b) Celgene Sublicenses. The license granted in Section 3.1 may be sublicensed, in full or in part, by Celgene by a written agreement to its Affiliates and Third Parties (with the right to sublicense through multiple tiers), provided, that as a condition precedent to and requirement of any such sublicense:

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(i) Celgene will provide Bluebird with a copy of any sublicense agreement with a non-Affiliated Sublicensee within [***] of execution thereof, and to the extent permitted under any Applicable Bluebird In-License, such sublicense agreement may be redacted as necessary to protect commercially sensitive information;
(ii) Celgene will be responsible for any and all obligations of such Sublicensee as if such Sublicensee were “Celgene” hereunder; and
(iii) Any such Sublicensee will agree in writing to be bound by substantially identical obligations as Celgene hereunder with respect to the activities of such Sublicensee hereunder (and not with respect to the activities of any other), including Know-How disclosure obligations Celgene has to Bluebird hereunder with respect to the activities of such Sublicensee hereunder (but excluding payment obligations).
3.4 Exclusivity.
(a) Each Party and its Each Party and its Affiliates may research, Develop, Manufacture or Commercialize any actual or potential products (other than Elected Candidate, Licensed Product orbb2121) to be used in the Field (which, for the purposes of this Section 3.4(a), will include all indications and will not be limited to cancer) that specifically target the Target Antigen internally or with Third Party collaborators, licensors, licensees or partners (any such program, an “Independent Target Antigen Program”), provided that (A) in the case of Bluebird, (i) none of the Celgene Licensed Product In-Licensed IP and none of the Celgene Licensed Product IP , or other Patents, Materials or Know-How Controlled by Celgene and licensed to Bluebird hereunder will be used by Bluebird in the conduct of its Independent Target Antigen Programs, (ii) subject to Article 8, none of the Confidential Information of Celgene will be used by Bluebird in its conduct of Independent Target Antigen Programs, and (iii) Bluebird will have appropriate internal procedures in place to ensure compliance with provisos (i) and (ii) of this clause (A) and (B) in the case of Celgene, (i) none of the Licensed IP, or other Patents, Materials or Know-How Controlled by Bluebird and licensed to the Celgene hereunder will be used by Celgene in the conduct of its Independent Target Antigen Programs, (ii) subject to Article 8, none of the Confidential Information of Bluebird will be used by Celgene in its conduct of Independent Target Antigen Programs, and (iii) Celgene will have appropriate internal procedures in place to ensure compliance with provisos (i) and (ii) of this clause (B).
3.5 Contract Manufacturers. Subject to the terms and conditions of this License Agreement, Celgene will have the right to appoint by a written agreement “contract manufacturers”, meaning any Third Party or Affiliate of Celgene that Manufactures Licensed Product (or components therefor, including Vectors and associated Payloads) for re-sale, but who itself is not a “Sublicensee” hereunder and thereby exercises “have made” rights granted by the other Party hereunder. Subject to the terms and conditions of this License Agreement, Celgene will have the right to appoint by a written agreement “contract research organizations” and other providers performing services on Celgene’s behalf, none of which will be deemed a “Sublicensee” hereunder. Celgene will be responsible for any such contract manufacturer, contract research organization or service provider hereunder, and further will require any such contract manufacturer, contract research organization or service provider to agree in writing to comply with Sections 3.6 and 8. Celgene shall have the right to audit any Third Party contract manufacturer engaged by Bluebird, including in relation to the Manufacture of Vector for supply to Celgene pursuant to the Manufacturing and Supply Agreement. Notwithstanding the foregoing, if, at any time, Bluebird determines that it is appropriate or desirable

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

to outsource the Manufacture of the Vector for U.S. Administration to a Third Party, and provided that Celgene has filed for U.S. approval of a second source of supply of Vector, Bluebird shall notify Celgene in writing and shall, before engaging into any request for proposal or similar procurement process, consult with Celgene regarding possible options for obtaining such supply, which may include having Celgene or one of its Affiliates become solely responsible for the Manufacture Vector Supply of U.S. Administration. In the event that Bluebird, after such consultation, determines to engage an alternative or additional manufacturer for the Manufacture of the Vector for U.S. Administration, Celgene and its Affiliates shall have the right (but not the obligation) to bid in this process in accordance with the bid procedures made available by Bluebird. If Bluebird receives a bona fide offer from a Third Party manufacturer reasonably acceptable to Celgene from a quality and creditworthiness perspective, Celgene shall have the right to meet or exceed such Third Party’ offer and become the selected manufacturer. In any event, Bluebird shall not enter into any agreement with the selected Third Party manufacturer without Celgene’s prior written consent, which will not be unreasonably withheld, conditioned or delayed.
3.6 No Implied Rights. No license, sublicense or other right is or will be created or granted hereunder by implication, estoppel or otherwise. Any licenses, sublicenses or rights will be granted only as expressly provided in this License Agreement. Celgene will not practice or otherwise use any Licensed IP other than in accordance with the licenses granted in Section 3.1.
3.7 Section 365(n) of the Bankruptcy Code. All rights and licenses granted pursuant to any section of this License Agreement are, and will be deemed to be, rights and licenses to “intellectual property” (as defined in Section 101(35A) of title 11 of the United States Code and of any similar provisions of applicable Laws under any other jurisdiction (the “Bankruptcy Code”)). Bluebird agrees that Celgene, as a licensee of rights and licenses under this License Agreement, will retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against Bluebird under the Bankruptcy Code or analogous provisions of applicable Law outside the United States, Celgene will be entitled to a complete duplicate of (or complete access to, as appropriate) any intellectual property licensed to Celgene and all embodiments of such intellectual property, which, if not already in Celgene’s possession, will be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon Celgene’s written request therefor, unless Bluebird elects to continue to perform all of its obligations under this License Agreement or (b) if not delivered under clause (a), following the rejection of this License Agreement by Bluebird in the bankruptcy proceeding upon written request therefor by Celgene.
4. Payments and Royalties.
4.1 Applicable Bluebird In-Licenses and Celgene Licensed Product In-Licenses.
(a) Applicable Pre-Existing In-Licenses. If any In-License Payment becomes due under any Applicable Pre-Existing In-License during the License Agreement Term, Bluebird will pay same, provided that Celgene will reimburse Bluebird for any such In-License Payment within thirty (30) days of Celgene’s receipt of Bluebird’s written invoice therefor, which In-License Payment (other than payments that are royalties) will not exceed [***] and subject to Section 6.1. Any such reimbursement by Celgene to Bluebird (i) is in addition to and not in lieu of the other payments required by this Section 4 and (ii) will not be subject to Section 4.3(d).

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(b) Applicable New In-Licenses. Celgene may elect to take a sublicense under any New In-License of Bluebird and its Affiliates and upon such election, such New In-License will be an Applicable New In-License hereunder for all purposes. For the purposes of determining the Parties’ respective payment obligations, all Applicable New In-Licenses as of and following the Original License Agreement Effective Date will be listed on Appendix B. If any In-License Payment becomes due under any Applicable New In-License during the License Agreement Term, Bluebird will pay same and, subject to Section 6.1, Celgene will reimburse Bluebird for (i) [***] of such payment that are royalties, and (iii) [***] of such payment that are not royalties, in each case ((i) and (ii)) within thirty (30) days of receipt of Bluebird’s written invoice therefor. If Celgene elects to convert an Other In-License to an Applicable New In-License pursuant to Section 3.2(b), Celgene will reimburse Bluebird for [***] of any In-License Payments that became due under such Applicable New In-License during the License Agreement Term to the same extent as if such Applicable New In-License was designated as such as of the Original License Agreement Effective Date, including with respect to applicable Patent Costs in accordance with Section 6.1, provided that Bluebird provides Celgene with a reasonable accounting of same. If any In-License Payments are royalties due under any Applicable New In-License during the License Agreement Term that directly relate to the Commercialization of the Elected Candidate and Licensed Product in the United States, such royalties will be subject to Section 4.3(d). To the extent that any grant of a sublicense by Celgene or any Sublicensees under an Applicable New In-License triggers a payment obligation under such Applicable New In-License, Bluebird will pay same and Celgene will reimburse Bluebird for [***] of such payment within thirty (30) days of receipt of Bluebird’s written invoice therefor.
(c) Celgene Licensed Product In-Licenses. If any payments become due under any Celgene Licensed Product In-License with respect to the Licensed Product, Bluebird will be responsible for [***] such payments as provided in Section 4.1(e) of the Master Collaboration Agreement, provided that if any such payments are royalties for U.S. Administration, such royalties will be subject to Section 4.3(d).
4.2 Milestone Payments. Celgene will make milestone payments (each, a “Milestone Payment”) to Bluebird upon the occurrence of each of the milestone events (each, a “Milestone Event”) as set forth below in this Section 4.2. Each of the Milestone Payments will be payable to Bluebird by Celgene within forty-five (45) days of the achievement of the specified Milestone Event, and such payments when owed or paid will be non-refundable and non-creditable, and not subject to set-off, except as otherwise set forth in Sections 2.8(a), 10.3(c) and 10.6 hereof, and Sections 4.1(e), 4.3 and 10.6 of the Master Collaboration Agreement. Except with respect to Modified Licensed Products, each of the Milestone Payments are payable only once in total under this License Agreement, whether achieved by one or more Licensed Products. Notwithstanding the foregoing, Bluebird will be entitled to receive [***] of the Milestone Payments below, other than the Milestone Payment for the first Milestone Event [***].

Milestone Event	Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

*[***].

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

4.3 Royalties.
(a) Rates. Subject to the remainder of this Section 4.3, Celgene will pay to Bluebird running royalties, on a Licensed Product-by-Licensed Product basis, based on the total aggregate annual Net Sales in the United States by Selling Parties of such Licensed Product in a given calendar year at the following royalty rates:

Annual Net Sales in the U.S. of each Licensed Product	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

By way of example, in a given calendar year, if the aggregate annual Net Sales in the United States for a Licensed Product is [***] the following royalty payment would be payable for those Net Sales under this Section 4.3(a): [***].
(b) Royalty Term. Royalties under Section 4.3(a) will be payable, on a Licensed Product-by-Licensed Product, on the Net Sales of any Licensed Product in the United States if at least one of the following two (2) conditions apply:
(i) if one or more Valid Claims within any of Patents included within the Licensed IP (including, for clarity, Joint IP) Covers such Licensed Product in the United States; or
(ii) for [***] from the First Commercial Sale of such Licensed Product in the United States, provided that, for the purposes of this Section 4.3(b)(ii), Licensed Products that have achieved Regulatory Approval under different BLAs will be deemed to be separate Licensed Products hereunder, and thus subject to separate [***] periods.
(c) Royalty Reduction. If Licensed Product is royalty-bearing only on account of Section 4.3(b)(ii), then the royalty rates set forth in Section 4.3(a) with respect to Net Sales attributable to Licensed Product will be reduced by [***].
(d) Third Party Royalty Payments. If Celgene or its Sublicensee, in its reasonable judgment, is required to obtain a license from any Third Party under any Patent Covering Licensed Product in order to Develop or Commercialize such Licensed Product in the United States, and if Celgene (or its Sublicensee) is required to pay to such Third Party under such license any royalties, and the infringement of such Patent cannot reasonably be avoided by Celgene (or its Sublicensee), or if Celgene (or its Sublicensee) is required by a court of competent jurisdiction to pay royalties or lost profits to such a Third Party (and the infringement of such Patent cannot reasonably be avoided), then the amount of Celgene’s royalty obligations under this Section 4.3 will be reduced by [***] of the amount of such royalties paid to such Third Party, provided however, that the royalties payable under Section 4.3(a) will not be reduced in any such event below [***] of the amounts set forth in Section 4.3(a) (but as may be further reduced pursuant to Section 4.3(c) or Section 4.3(e)) for each royalty tier. Any royalties payable under any Applicable Pre-Existing In-Licenses that directly relate to the Commercialization of the Elected Candidate or Licensed Product in the United States may not be deducted under this Section 4.3(d) from royalties owed to Bluebird. Any royalties payable under any Applicable New In-Licenses and Celgene Licensed Product In-Licenses may be deducted under this Section 4.3(d) from royalties owed to Bluebird. Celgene (or its Sublicensee) will use its

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

commercially reasonable efforts to minimize the amount of any of the foregoing payments owed to Third Parties. Prior to Celgene or its Sublicensee exercising its reasonable judgment under this Section 4.3(d), Celgene will provide Bluebird with written notice of a potential need to obtain any license from Third Parties. The Parties will discuss the best course of action to resolve such potential license requirement(s).
(e) [***].
(f) Additional Royalty Provisions. The royalties payable under Section 4.3(a) will be subject to the following:
(i) only one (1) royalty will be payable hereunder with respect to each Licensed Product unit;
(ii) royalties when owed or paid hereunder will, except as provided in Section 4.3(d), be non-refundable and non-creditable and not subject to set-off (except as otherwise provided in Sections 2.8(a), 10.3(c) and 10.6 hereof, Section 17.6 of any Co-Development, Co-Promote and Profit Share Agreement, and Sections 4.1(e), 4.3 and 10.6 of the Master Collaboration Agreement); and
(iii) except as expressly set forth in Sections 4.3(c), 4.3(d) and 4.3(e), no other royalty deductions are permitted hereunder.
4.4 Payment Terms.
(a) Manner of Payment. All payments to be made by Celgene hereunder will be made in U.S. dollars by wire transfer to such bank account as Bluebird may designate.
(b) Reports and Royalty Payments. For as long as royalties or other payments are due under this Section 4, Celgene will furnish to Bluebird a written report, after the end of each calendar quarter, showing the amount of Net Sales and royalty due under Section 4.3, and any other payments accrued during such calendar quarter, which report will be furnished within [***] of the end of the quarter for Net Sales generated by Celgene and its Affiliates, and within [***] of the end of the quarter for Net Sales generated by Sublicensees. Royalty and other payments for each calendar quarter will be due at the same time as such written reports for the calendar quarter. The reports will include, at a minimum, the following information for the applicable calendar quarter, [***].
(c) Records and Audits. Celgene will keep, and will cause each of the other Selling Parties, as applicable, to keep, and Bluebird will keep, adequate books and records of accounting for the purpose of calculating all royalties and other amounts payable by either Party to the other Party hereunder and ensuring each Party’s compliance hereunder. For the [***] following the end of the calendar year to which each will pertain, such books and records of accounting (including those of the other Selling Parties, as applicable) will be kept at each of their principal place of business. At the request of either Party, the other Party will, and, with respect to Celgene, Celgene will cause each of the other Selling Parties to, permit the requesting Party and its representatives (including an independent auditor), at reasonable times and upon reasonable notice, to examine the books and records maintained pursuant to this Section 4.4(c). Such examinations may not [***]. Except as provided below, the cost of this examination will be borne by [***]. Unless disputed as described below, if such audit concludes that additional payments were owed or that excess payments were made during such period, [***]. In the event of a dispute regarding such books and records, [***] Bluebird and Celgene will work in good faith to resolve the disagreement. If the Parties are

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

unable to reach a mutually acceptable resolution of any such dispute within [***] such dispute will be resolved in accordance with [***].
(d) Currency Exchange. With respect to Net Sales invoiced in U.S. dollars, the Net Sales and the amounts due to Bluebird hereunder will be expressed in U.S. dollars. With respect to Net Sales invoiced in a currency other than U.S. dollars, payments will be calculated based on [***].
(e) [***].
(f) Blocked Payments. In the event that, by reason of applicable Law in any country, it becomes impossible or illegal for Celgene (or any other Selling Party) to transfer, or have transferred on its behalf, payments owed Bluebird hereunder, Celgene will [***].
(g) Interest Due. If any payment due to either Party under this License Agreement is overdue (and is not subject to a good faith dispute), then such paying Party will pay interest thereon (before and after any judgment) at an annual rate (but with interest accruing on a daily basis) of [***].
(h) Mutual Convenience of the Parties. The royalty and other payment obligations set forth hereunder have been agreed to by the Parties for the purpose of reflecting and advancing their mutual convenience, including the ease of calculating and paying royalties and other amounts to Bluebird.
5. Ownership and Inventorship of IP.
5.1 Solely-Owned IP. Subject to Section 5.2, as between the Parties, each Party will own and retain all right, title and interest in and to any and all Know-How and Patents arising therefrom that are discovered, created, conceived, developed or reduced to practice solely by or on behalf of such Party under or in connection with this License Agreement, including as part the Celgene Development & Commercialization Program (“Solely Owned IP”). Subject to the licenses hereunder and the other terms and conditions of this License Agreement, each Party will be solely responsible for the Prosecution and Maintenance, and the enforcement and defense, of any Patents within its Solely Owned IP, and the other Party will have no rights with respect thereto.
5.2 Joint IP. The Parties will jointly own any and all Know-How and Patents arising therefrom that are discovered, created, conceived, developed or reduced to practice jointly by or on behalf of the Parties, under or in connection with this License Agreement, including as part of the Celgene Development & Commercialization Program (“Joint IP”). Each Party will have an undivided one-half interest in and to Joint IP. Each Party will exercise its ownership rights in and to such Joint IP, including the right to license and sublicense or otherwise to exploit, transfer or encumber its ownership interest, without an accounting or obligation to, or consent required from, the other Party, but subject to the licenses hereunder and the other terms and conditions of this License Agreement, including Section 3.4. At the reasonable written request of a Party, the other Party will in writing grant such consents and confirm that no such accounting is required to effect the foregoing regarding Joint IP. Each Party, for itself and on behalf of its Affiliates, licensees and Sublicensees, and employees, subcontractors, consultants and agents of any of the foregoing, hereby assigns (and to the extent such assignment can only be made in the future hereby agrees to assign), to the other Party a joint and undivided interest in and to all Joint IP. The Prosecution and Maintenance, and the enforcement and defense, of any Patents within Joint IP will be jointly managed by the Parties on mutually agreeable terms to be entered into by the Parties at the time any such Patents are first filed, provided that (a) all recoveries and Patent Costs arising from the enforcement or defense of any

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Patents within Joint IP, absent further agreement, will be shared by the Parties in accordance with Section 7.2(e) (provided that sufficient advance written notice of any such Patent Costs is given to the Party not incurring same) and (b) Patent Costs incurred in connection with the Prosecution and Maintenance of Patents within Joint IP will be apportioned as set forth in Sections 6.1 and 6.3, provided that in each case ((a) and (b)), if either Party elects not to pay any such Patent Costs for any such Patent, the Parties will meet and agree upon an equitable way to treat such Patent.
5.3 Inventorship. Inventorship determination for all Patents worldwide arising from any Know-How created, conceived or developed by or on behalf of the Parties under or in connection with this License Agreement and thus the ownership thereof will be made in accordance with applicable United States patent Laws.
5.4 Allocation. Notwithstanding Sections 5.1 – 5.3, the Patent Committee may allocate ownership of a particular item of intellectual property to improve the prospects of obtaining patent protection with respect to such item of intellectual property, even if such allocation is not in accordance with the terms of Sections 5.1 – 5.3, so long as the Parties mutually agree to such allocation.
6. Patent Prosecution and Maintenance.
6.1 Generally. Subject to Sections 6.2 and 6.3, Bluebird will have the sole right to Prosecute and Maintain Patents within the Licensed IP. Bluebird will use commercially reasonable efforts to, where applicable and upon Celgene’s reasonable request, separate parent Patent applications within the Licensed IP into one or more separate Patent applications for Specific Patents, to the extent permitted under applicable Law, where doing so would not reasonably be expected to materially harm any Patent within the Licensed IP or other Patents owned by Bluebird or its Affiliates, provided that the foregoing limitation will not apply to Licensed IP that is Collaboration IP. Bluebird will be responsible for [***]. Celgene will be responsible for [***]. Except for costs associated with [***] during the License Agreement Term Celgene will be responsible for [***].
6.2 Celgene Input. Bluebird will regularly provide Celgene with copies of all applications for Patents within the Licensed IP, and all other material submissions and correspondence with any patent authorities regarding such Patents, in sufficient time to allow for review and comment by Celgene. In addition, Bluebird will provide Celgene and its counsel with an opportunity to consult with Bluebird and its counsel regarding Prosecution and Maintenance of any such Patents in the Field, and Bluebird will consider in good faith all comments timely made by Celgene and its counsel. In the event of any disagreement between any of Bluebird or Celgene, Bluebird will have the final decision-making authority with respect to the matter involved as long as Bluebird acts in good faith.
6.3 Specific Patents. For any Patent within the Licensed IP [***] (each “Specific Patent”), the following will apply: upon Celgene’s written request, and provided that Bluebird reasonably agrees with Celgene that the following Prosecution and Maintenance activities would not materially harm any other Patent within the Licensed IP or other Patents owned by Bluebird or its Affiliates (other than Collaboration IP), Celgene will control the Prosecution and Maintenance of the Specific Patents, and notwithstanding anything in Section 6.1 to the contrary, Celgene will be solely responsible for the payment of all related Patent Costs. In addition, Celgene will provide Bluebird and its counsel with an opportunity to consult with Celgene and its counsel regarding Prosecution and Maintenance of any such Specific Patents, and Celgene will include or reflect all reasonable comments timely made by Bluebird and its counsel. Celgene acknowledges and agrees that Bluebird

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

may grant similar rights to other exclusive Third Party licensees under any Patent within the Licensed IP that has claims Covering only a product that is not a Licensed Product (or its manufacture or use) and no other product (or its manufacture or use), other than Specific Patents. If the Parties cannot agree whether or not any Patent within the Licensed IP is a Specific Patent, or if Bluebird claims that the foregoing Prosecution and Maintenance activities would materially harm any other Patent within the Licensed IP or other Patents owned by Bluebird or any of its Affiliates, either of the Parties may refer such dispute to a mutually agreeable, disinterested, conflict-of-interest-free individual not affiliated or consulting with either Party and who has at least fifteen (15) years of patent prosecution experience in the pharmaceutical field. Any such arbitration will be conducted under the then-current rules of the American Arbitration Association, and the decision of the arbitrator will be final.
6.4 Election Not to Prosecute or Maintain or Pay Patent Costs. If Bluebird elects not (a) to Prosecute or Maintain any Patents within the Licensed IP in any particular country before the applicable filing deadline or continue such activities once filed in a particular country, or (b) to pay the Patent Costs associated with Prosecution or Maintenance of any Patents within the Licensed IP, then in each such case Bluebird will so notify Celgene, promptly in writing and in good time to enable Bluebird to meet any deadlines by which an action must be taken to preserve such Patent in such country, if Celgene so requests. Upon receipt of each such notice by Bluebird, Celgene will have the right, but not the obligation, to notify Bluebird in writing on a timely basis that Celgene will assume control of the Prosecution or Maintenance of such Patent, and bear the Patent Costs thereafter incurred by Celgene with respect thereto. In addition, Celgene will provide Bluebird and its counsel with an opportunity to consult with Celgene and its counsel regarding Prosecution and Maintenance of any such Patents, and Celgene will include or reflect all reasonable comments timely made by Bluebird and its counsel. If after making such election, Celgene elects not to pay the Patent Costs associated with Prosecution or Maintenance of any such Patent, then in each such case Celgene will so notify Bluebird and on the ninetieth (90th) day after Bluebird’s receipt of such notice such Patent will no longer be licensed to Celgene hereunder and will no longer be included within the “Licensed IP” hereunder.
6.5 Third Party Rights. To the extent that a Third Party licensor of Bluebird has retained any right to Prosecute or Maintain any Patent within the Licensed IP licensed to Celgene hereunder (including pursuant to an Applicable Bluebird In-License), or otherwise be involved in such activities, Bluebird will use commercially reasonable efforts to cause such Third Party licensor to take the actions specified by this Section 6 (including Sections 6.6 and 6.7) in a manner consistent with the in-license applicable thereto, but Bluebird will not be deemed to be in breach of its obligations under this Section 6 if, after using such commercially reasonable efforts, it is unable to comply with such obligations because of actions taken or not taken by such Third Party licensor.
6.6 Patent Extensions. Subject to the remainder of this Section 6.6, if any election for patent term restoration or extension, supplemental protection certificate or any of their equivalents may be made with respect to any Patent within the Licensed IP, after consultation with Celgene, the Parties will discuss and seek to reach mutual agreement whether or not to take such action. If the Parties are not able to reach mutual agreement, (a) Celgene will have the sole right to make the final decision whether or not to seek such patent term restoration or extension, supplemental protection certificate or any of their equivalents with respect to Specific Patents and Patents within the Collaboration IP licensed to Celgene hereunder and (b) Bluebird will have the sole right to make the final decision whether or not to seek such patent term restoration or extension, supplemental

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

protection certificate or any of their equivalents with respect to all other Patents within the Licensed IP.
6.7 Regulatory Exclusivity Periods. With respect to any Patent listings required for any Regulatory Exclusivity Periods for Product, the Parties will mutually agree on which Patents within the Licensed IP to list, provided that if the Parties are not able to agree, Celgene will have the right to make the final decision, and provided further that the exercise of such right by Celgene will not increase or otherwise change the rights or obligations of the Parties hereunder.
6.8 Cooperation. Each Party will reasonably cooperate with the other Party in the Prosecution and Maintenance of Patents within the Licensed IP. Such cooperation includes promptly executing all documents, or requiring inventors, subcontractors, employees and consultants and agents of Celgene and Bluebird and their respective Affiliates and Sublicensees to execute all documents, as reasonable and appropriate so as to enable the Prosecution and Maintenance of any such Patents in any country.
6.9 Patent Marking. Celgene will mark, and will cause all other Selling Parties to mark, Product with all Patents within the Licensed IP in accordance with applicable Law, which marking obligation will continue for as long as (and only for as long as) required under applicable Law.
6.10 Common Interest Disclosures. With regard to any information or opinions disclosed pursuant to this License Agreement by one Party to the other Party regarding Prosecution and Maintenance of Patent within the Licensed IP, or enforcement of intellectual property and/or technology by or against Third Parties, Bluebird and Celgene agree that they have a common legal interest in determining the ownership, scope, validity and/or enforcement of the Licensed IP, and whether, and to what extent, Third Party intellectual property rights may affect the conduct of the Development and Commercialization of any Licensed Product, and have a further common legal interest in defending against any actual or prospective Third Party claims based on allegations of misuse or infringement of intellectual property rights relating to the Development or Commercialization of any Licensed Product. Accordingly, the Parties agree that all such information and materials obtained by the Parties from each other will be used solely for purposes of the Parties’ common legal interests with respect to the conduct of the Agreement. All such information and materials will be treated as protected by the attorney-client privilege, the work product privilege, and any other privilege or immunity that may otherwise be applicable. By sharing any such information and materials, neither Party intends to waive or limit any privilege or immunity that may apply to the shared information and materials. Neither Party will have the authority to waive any privilege or immunity on behalf of the other Party without such other Party’s prior written consent, nor will the waiver of privilege or immunity resulting from the conduct of one Party be deemed to apply against any other Party. This Section 6.10 will be subject to any right granted by either Party to any Third Party, provided that the grant of such right to such Third Party does not conflict with the other Party’s rights or the first Party’s obligations under this License Agreement.
7. Patent Enforcement and Defense.
7.1 Notice. Each Party will promptly notify, in writing, the other Party upon learning of any actual or suspected Competitive Infringement of any Patents within the Licensed IP by a Third Party, or of any claim of invalidity, unenforceability, or non-infringement of any Patents within the Licensed IP, and will, along with such notice, supply the other Party with any evidence in its possession pertaining thereto. For purposes of this License Agreement, “Competitive Infringement”

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

means any allegedly infringing activity in the Field (which, for the purposes of this definition, will include all indications and will not be limited to cancer) with respect to a Patent within the Licensed IP, which activity (a) falls within the scope then in effect of the licenses granted by Bluebird to Celgene as set forth in Sections 3.1, (b) is subject to Section 7.2(f), or (c) would be competitive with a Licensed Product and targets the same Target Antigen as such Licensed Product.
7.2 Enforcement and Defense.
(a) Patents within the Licensed IP and Competitive Infringement.
(i) As between the Parties, [***] will have the first right, but not the obligation, to seek to abate any Competitive Infringement of the Patents within the Licensed IP by a Third Party, or to file suit against any such Third Party for such Competitive Infringement. If [***] does not take steps to abate such Competitive Infringement, or file suit to enforce the Patents within the Licensed IP against such Third Party with respect to such Competitive Infringement, within a commercially reasonably time, [***] will have the right (but not the obligation) to take action to enforce the Patents within the Licensed IP against such Third Party for such Competitive Infringement. [***] will pay all its Patent Costs incurred for such enforcement.
(ii) Neither Party will exercise any of its enforcement rights under this Section 7.2(a) without first consulting with the other Party, provided that this consultation requirement will not limit either Party’s rights under this Section 7.2(a).
(b) Defense. As between the Parties, [***] will have the first right, but not the obligation, to defend against a declaratory judgment action or other action challenging any Patents within the Licensed IP, other than with respect to [***]. If [***] does not take steps to defend within a commercially reasonably time, or elects not to continue any such defense (in which case it will promptly provide notice thereof to [***] then [***] will have the right (but not the obligation) to defend any such Patent.
(c) Withdrawal, Cooperation and Participation. With respect to any infringement or defensive action identified above in this Section 7.2:
(i) [***].
(e) Damages. Unless otherwise agreed by the Parties, all monies recovered upon the final judgment or settlement of any action described in Section 7.2(a) or any action described in Section 7.2(b) will be used first to [***] with the balance of any such recovery to be divided as follows:
(i) To the extent such recovery reflects [***]
(ii) To the extent such recovery reflects [***]
(iii) For the remainder of any such recovery, [***].
(f) Biosimilar Applications. If either Party receives a copy of an application submitted to the FDA under subsection (k) of Section 351 of the Public Health Service Act (“PHSA”) (a “Biosimilar Application”) naming Licensed Product as a reference product or otherwise becomes aware that such a Biosimilar Application has been filed (such as in an instance described in Section 351(1)(9)(C) of the PHSA), such Party will, [***].
7.3 Third Party Rights. To the extent that a Third Party licensor of Bluebird has retained any right to (a) defend against a declaratory judgment action or other action challenging any Patents

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

within the Licensed IP, (b) seek to abate any Competitive Infringement of the Patents within the Licensed IP by a Third Party, or (c) take any other actions described in Section 7.2(f) for any Patent within the Licensed IP licensed to Celgene hereunder (including pursuant to an Applicable Bluebird In-License), or otherwise be involved in such activities, Bluebird will use commercially reasonable efforts to cause such Third Party licensor to take the actions specified by this Section 7.3 in a manner consistent with the in-license applicable thereto, but Bluebird will not be deemed to be in breach of its obligations under this Section 7.3 if, after using such commercially reasonable efforts, it is unable to comply with such obligations because of actions taken or not taken by such Third Party licensor.
8. Confidentiality.
The Parties acknowledge and agree that terms of this License Agreement and all Materials, ideas and information of any kind, whether in written, oral, graphical, machine-readable or other form, whether or not marked as confidential or proprietary, which are transferred, disclosed or made available by a Party or at the request of a Party, including any of the foregoing of Third Parties, will be subject to the provisions of Section 8 of the Master Collaboration Agreement, the terms of which survive during the License Agreement Term and for [***] thereafter. Notwithstanding Section 8 of the Master Collaboration Agreement, data arising from Clinical Studies conducted under the License Agreement relating to the Elected Candidate or Licensed Product (“Clinical Data’) shall be the Confidential Information of both Parties and each Party may use such Clinical Data for internal purposes including for the research and development of their Independent Target Antigen Program, provided that neither Party may publish or otherwise publicly disclose the Clinical Data without the prior written consent of the other Party. Bluebird will issue a press release promptly following the Amendment Effective Date, in the form attached hereto as Appendix E. A redacted version of this License Agreement will be agreed to by the Parties and shall be consistent with the corresponding redacted version of this License Agreement in such manner as is provided in Section 8.3 of the Master Collaboration Agreement.
9. Warranties; Limitations of Liability; Indemnification.
9.1 Representations and Warranties. Each Party represents and warrants to the other as of the Original License Agreement Effective Date and as of the Amendment Effective Date that it has the legal right and power to enter into this License Agreement, to extend the rights and licenses granted or to be granted to the other in this License Agreement, and to fully perform its obligations hereunder.
9.2 Additional Representations and Warranties of Bluebird. Except as set forth in Schedule 9.2, Bluebird represents and warrants to Celgene that, as of the Original License Agreement Effective Date:
(a) Licensed IP. Appendix F sets forth a complete and accurate list of all Patents included in the Licensed IP, indicating the owner, licensor and/or co-owner(s), if applicable, and, for any Elected Candidate and Licensed Product-relevant subject matter or Materials, if no Patent is specifically licensed, a list of all subject matter or Materials that are included in the Licensed IP, including those licensed under a materials use license or equivalent. Bluebird Controls the Patents listed on Appendix F and the Know-How within the Licensed IP, and is entitled to grant the licenses specified herein. Bluebird has not granted to any Third Party any rights or licenses under such Patents or Know-How within the Licensed IP that would conflict with the licenses granted to Celgene hereunder.

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(b) Third Party Agreements. The Applicable Bluebird In-Licenses are valid and binding obligations of Bluebird and, to the Knowledge of Bluebird, the applicable licensor, enforceable against Bluebird and, to the Knowledge of Bluebird, the applicable licensor, in accordance with their terms, except as may be limited by general principles of equity (regardless of whether considered in a proceeding at law or in equity) and by applicable bankruptcy, insolvency, moratorium and other similar Laws of general application relating to or affecting creditors’ rights generally. Neither Bluebird nor any of its Affiliates has received any notice of any counterparty’s intention to terminate any Applicable Bluebird In-License in whole or in part or any notice requesting any amendment, alteration or modification of such Applicable Bluebird In-License or any sublicense or assignment thereunder. There is no breach or default, or event which upon notice or the passage of time, or both, could give rise to any breach or default, in the performance of any Applicable Bluebird In-License by Bluebird or any of its Affiliates or, to the Knowledge of Bluebird, the counterparty thereto, and Bluebird has not received any notice of any such breach, default or event. Except for the Applicable Bluebird In-Licenses, neither Bluebird nor any of its Affiliates is a party to any license, sublicense or other agreement pursuant to which Bluebird or such Affiliate has received a license or other rights relating to the Elected Candidate or Licensed Product. All Patents and Know-How licensed to Bluebird under the Applicable Bluebird In-Licenses are Controlled by Bluebird for purposes of the licenses granted to Celgene under this License Agreement.
(c) Patents. To Bluebird’s Knowledge, the Patents listed on Appendix F have been procured or are being procured from the respective patent offices in accordance with applicable Law. None of the Patents included in the Licensed IP is or has been involved in any opposition, cancellation, interference, reissue or reexamination proceeding, and no Licensed IP is the subject of any judicial, administrative or arbitral order, award, decree, injunction, lawsuit, proceeding or stipulation. Neither Bluebird nor any of its Affiliates has received any notice alleging that the Patents in the Licensed IP are invalid or unenforceable, or challenging Bluebird’s ownership of or right to use any such rights.
(d) No Conflicts. The execution, delivery and performance by Bluebird of this License Agreement and the consummation of the transactions contemplated hereby will not result in any violation of, conflict with, result in a breach of or constitute a default under any understanding, contract or agreement to which Bluebird is a party or by which it is bound. Neither Bluebird nor any of its Affiliates has entered into any agreement or otherwise licensed, granted, assigned, transferred, conveyed or otherwise encumbered or disposed of any right, title or interest in or to any of its assets, including any intellectual property rights, that would in any way conflict with or impair the scope of any rights or licenses granted to Celgene hereunder.
(e) Outlicenses. Appendix G sets forth a complete and accurate list of all agreements relating to the licensing, sublicensing or other granting of rights by Bluebird to any Person with respect to the Licensed IP and the Target Antigen, and Bluebird has provided complete and accurate copies of all such agreements to Celgene. Except for the Applicable Bluebird In-Licenses, Bluebird and its Affiliates are not subject to any payment obligations to Third Parties as a result of the execution or performance of this License Agreement. Neither Bluebird nor any of its Affiliates has granted any liens or security interests on the Licensed IP and the Licensed IP is free and clear of any mortgage, pledge, claim, security interest, covenant, easement, encumbrance, lien or charge of any kind.
(f) No Proceedings. There is no action, suit, proceeding or investigation pending or, to the Knowledge of Bluebird, currently threatened in writing against or affecting Bluebird that

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

questions the validity of this License Agreement or the right of Bluebird to enter into this License Agreement or consummate the transactions contemplated hereby.
(g) No Infringement. Neither Bluebird nor any of its Affiliates has received any notice of any claim that any Patent, Know-How or other intellectual property Controlled by a Third Party would be infringed or misappropriated by the production, use, research, Development, Manufacture or Commercialization of the Elected Candidate or Licensed Product pursuant to this License Agreement, and, to the Knowledge of Bluebird, there are no Patents, Know-How or other intellectual property owned by a Third Party and not included in the Licensed IP or In-Licensed IP that are necessary for the production, use, research, Development, Manufacture or Commercialization of Elected Candidate or Licensed Product.
9.3 Disclaimers. Without limiting the respective rights and obligations of the Parties expressly set forth herein, each Party specifically disclaims any guarantee that any Licensed Product will be successful, in whole or in part. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LICENSE AGREEMENT, THE PARTIES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO ANY PATENTS, KNOW-HOW, ELECTED CANDIDATE OR LICENSED PRODUCT, INCLUDING WARRANTIES OF VALIDITY OR ENFORCEABILITY OF ANY PATENT RIGHTS, TITLE, QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR USE OR PURPOSE, PERFORMANCE, AND NONINFRINGEMENT OF ANY THIRD PARTY PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS.
9.4 [***].
9.5 Performance by Others. The Parties recognize that each Party may perform some or all of its obligations under this License Agreement through Affiliates and permitted subcontractors provided, however, that each Party will remain responsible and liable for the performance by its Affiliates and permitted subcontractors and will cause its Affiliates and permitted subcontractors to comply with the provisions of this License Agreement in connection therewith.
9.6 Indemnification.
(a) Indemnification by Celgene. Celgene will indemnify Bluebird, its Affiliates and their respective directors, officers, employees, Third Party licensors and agents, and their respective successors, heirs and assigns (collectively, “Bluebird Indemnitees”), and defend and save each of them harmless, from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) in connection with any and all suits, investigations, claims or demands of Third Parties (collectively, “Third Party Claims”) against the Bluebird Indemnitees arising from or occurring as a result of: (i) the material breach by Celgene of any term of this License Agreement; (ii) any gross negligence or willful misconduct on the part of Celgene in performing its obligations under this License Agreement; or (iii) the Development or Commercialization by or on behalf of Celgene or any of its Affiliates or Sublicensees of Elected Candidate or Licensed Product, except in each case for those Losses for which Bluebird has an obligation to indemnify Celgene pursuant to Section 9.6(b), as to which Losses each Party will indemnify the other to the extent of their respective liability; provided, however, that Celgene will not be obligated to indemnify Bluebird Indemnitees for any Losses to the extent that such Losses arise as a result of gross negligence or willful misconduct on the part of an Bluebird Indemnitee.

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(b) Indemnification by Bluebird. Bluebird will indemnify Celgene, its Affiliates and their respective directors, officers, employees and agents, and their respective successors, heirs and assigns (collectively, “Celgene Indemnitees”), and defend and save each of them harmless, from and against any and all Losses in connection with any and all Third Party Claims against Celgene Indemnitees arising from or occurring as a result of: (i) the material breach by Bluebird of any term of this License Agreement; (ii) any gross negligence or willful misconduct on the part of Bluebird in performing its obligations under this License Agreement; or (iii) the Development by or on behalf of Bluebird or any of its Affiliates or Sublicensees of Elected Candidate or Licensed Product, except in each case for those Losses for which Celgene has an obligation to indemnify Bluebird pursuant to Section 9.6(a), as to which Losses each Party will indemnify the other to the extent of their respective liability for the Losses; provided, however, that Bluebird will not be obligated to indemnify Celgene Indemnitees for any Losses to the extent that such Losses arise as a result of gross negligence or willful misconduct on the part of a Celgene Indemnitee.
(c) Notice of Claim. All indemnification claims provided for in Sections 9.6(a) and 9.6(b) will be made solely by such Party to this License Agreement (the “Indemnified Party”). The Indemnified Party will promptly notify the indemnifying Party (an “Indemnification Claim Notice”) of any Losses or the discovery of any fact upon which the Indemnified Party intends to base a request for indemnification under Sections 9.6(a) and 9.6(b), but in no event will the indemnifying Party be liable for any Losses that result from any delay in providing such notice. Each Indemnification Claim Notice must contain a description of the claim and the nature and estimated amount of such Loss (to the extent that the nature and amount of such Loss is known at such time). The Indemnified Party will furnish promptly to the indemnifying Party copies of all papers and official documents received in respect of any Losses and Third Party Claims.
(d) Defense, Settlement, Cooperation and Expenses.
(i) Control of Defense. At its option, the indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within thirty (30) days after the indemnifying Party’s receipt of an Indemnification Claim Notice, provided however that (A) the Third Party Claim solely seeks monetary damages and (B) the indemnifying Party expressly agrees in writing that as between the indemnifying Party and the Indemnified Party, the indemnifying Party will be solely obligated to satisfy and discharge the Third Party Claim in full and is able to reasonably demonstrate that it has sufficient financial resources (the matters described in (A) and (B), the “Litigation Conditions”). The assumption of the defense of a Third Party Claim by the indemnifying Party will not be construed as an acknowledgment that the indemnifying Party is liable to indemnify the Indemnified Party in respect of the Third Party Claim, nor will it constitute a waiver by the indemnifying Party of any defenses it may assert against the Indemnified Party’s claim for indemnification. Upon assuming the defense of a Third Party Claim, the indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the indemnifying Party (the indemnifying Party will consult with the Indemnified Party with respect to a possible conflict of interest of such counsel retained by the indemnifying Party). In the event the indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party will immediately deliver to the indemnifying Party all original notices and documents (including court papers) received by the Indemnified Party in connection with the Third Party Claim. Should the indemnifying Party assume the defense of a Third Party Claim, except as provided in Section 9.6(d)(ii), the indemnifying Party will not be liable to the Indemnified Party for any legal costs or expenses subsequently incurred by such Indemnified Party in connection with the analysis, defense or

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

settlement of the Third Party Claim. The Indemnified Party may, at any time, assume the defense of a Third Party Claim if at any time the Litigation Conditions are not satisfied with respect to such Claim. In the event that it is ultimately determined that the indemnifying Party is not obligated to indemnify, defend or hold harmless the Indemnified Party from and against the Third Party Claim, the Indemnified Party will reimburse the indemnifying Party for any and all costs and expenses (including attorneys’ fees and costs of suit) and any Third Party Claims incurred by the indemnifying Party in its defense of the Third Party Claim.
(ii) Right to Participate in Defense. Without limiting Section 9.6(d)(i), any Indemnified Party will be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, however, that such employment will be at the Indemnified Party’s own cost and expense unless (A) the employment thereof has been specifically authorized by the indemnifying Party in writing, (B) the indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 9.6(d)(i) (in which case the Indemnified Party will control the defense), (C) the interests of the Indemnified Party and the indemnifying Party with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both Parties under applicable Law, ethical rules or equitable principles, or (D) the indemnifying Party no longer satisfies the Litigation Conditions, in which case the indemnifying Party will assume [***] of any such costs and expenses of counsel for the Indemnified Party.
(iii) Settlement. With respect to any Third Party Claims that relate solely to the payment of money damages in connection with a Third Party Claim and that will not result in the Indemnified Party’s becoming subject to injunctive or other relief or otherwise adversely affecting the business of the Indemnified Party in any manner, and as to which the indemnifying Party will have acknowledged in writing the obligation to indemnify the Indemnified Party hereunder, and subject to the Litigation Conditions being satisfied, the indemnifying Party will have the sole right to agree to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the indemnifying Party, in its sole discretion, will deem appropriate. With respect to all other Losses in connection with Third Party Claims, where the indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 9.6(d)(i), the indemnifying Party will have authority to agree to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss provided it obtains the prior written consent of the Indemnified Party (such consent not to be unreasonably withheld, delayed or conditioned). The indemnifying Party will not be liable for any settlement or other disposition of a Loss by an Indemnified Party that is reached without the prior written consent of the indemnifying Party. Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, no Indemnified Party will admit any liability with respect to or settle, compromise or discharge, any Third Party Claim without the prior written consent of the indemnifying Party, such consent not to be unreasonably withheld, delayed or conditioned.
(iv) Cooperation. If the indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party will, and will cause each other Indemnified Party to, cooperate in the defense or prosecution thereof and will furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation will include access during normal business hours afforded to indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making Indemnified Parties and other employees and agents available on a

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the indemnifying Party will reimburse the Indemnified Party for all its reasonable out-of-pocket costs and expenses in connection therewith.
(v) Costs and Expenses. Except as provided above in this Section 9.6(d), the costs and expenses, including attorneys’ fees and expenses, incurred by the Indemnified Party in connection with any claim will be reimbursed on a calendar quarter basis by the indemnifying Party, without prejudice to the indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.
9.7 Insurance. Each Party will maintain at its sole cost and expense, an adequate liability insurance or self-insurance program (including product liability insurance) to protect against potential liabilities and risk arising out of activities to be performed under this License Agreement, and any agreement related hereto and upon such terms (including coverages, deductible limits and self-insured retentions) as are customary in the U.S. pharmaceutical industry for the activities to be conducted by such Party under this License Agreement. Subject to the preceding sentence, such liability insurance or self-insurance program will insure against all types of liability, including personal injury, physical injury or property damage arising out of the manufacture, sale, use, distribution or marketing of Licensed Product. The coverage limits set forth herein will not create any limitation on a Party’s liability to the other under this License Agreement.
10. Term and Termination.
10.1 Term. This License Agreement will commence as of the Original License Agreement Effective Date and, unless sooner terminated in accordance with the terms hereof or by mutual written consent, will continue until there are no more payments owed Bluebird on Licensed Product in the United States (the “License Agreement Term”). Upon there being no more such payments hereunder for any such Licensed Product in the United States, the licenses to Celgene contained in Section 3.1 for such Licensed Product both in the United States and ROW will be perpetual and fully paid up (subject to reimbursement to Bluebird of In-License Payments pursuant to Section 4.1) and will remain exclusive with respect to Licensed Product in all such countries.
10.2 Termination by Bluebird.
(a) Breach. Bluebird will have the right to terminate this License Agreement in full upon delivery of written notice to Celgene in the event of any material breach by Celgene of any terms and conditions of this License Agreement in a manner that fundamentally frustrates the transactions contemplated by this License Agreement, provided that such termination will not be effective if such breach, has been cured within [***] after written notice thereof is given by Bluebird to Celgene specifying the nature of the alleged breach (or, if such default cannot be cured within such [***] period, within [***] after such notice if Celgene commences actions to cure such default within such [***] period and thereafter diligently continues such actions, but fails to cure the default by the end of such [***]; provided, however, that to the extent such material breach involves the failure to make a payment when due, such breach must be cured within [***] after written notice thereof is given by Bluebird to Celgene.
(b) Termination for IP Challenge. Bluebird will have the right to terminate this License Agreement in full upon written notice to Celgene in the event that Celgene or any of its Affiliates or Sublicensees directly or indirectly challenges in a legal or administrative proceeding the

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

patentability, enforceability or validity of any Patents within the Licensed IP (except as a defense against a claim, action or proceeding asserted by Bluebird against Celgene or its Affiliates or Sublicensees) (a “Patent Challenge”); provided that with respect to any such Patent Challenge by any Sublicensee of Celgene, (i) Bluebird will not have the right to terminate this License Agreement under this Section 10.2(b) if Celgene (A) causes such Patent Challenge to be terminated or dismissed or (B) terminates such Sublicensee’s sublicense to the Patents being challenged by the Sublicensee, in each case ((A) and (B)) within [***] of Bluebird’s notice to Celgene under this Section 10.2(b), and (ii) Bluebird may terminate this License Agreement only with respect to the country or countries in which such Sublicensee has commenced a Patent Challenge unless such country or countries are the United States, France, Germany, Italy, Spain and/or the United Kingdom, in which case Bluebird may terminate this entire License Agreement. In the event Celgene intends to assert a Patent Challenge in any forum, not less than [***] prior to making any such assertion, Celgene will provide to Bluebird a complete written disclosure of each basis known to Celgene for such assertion. Notwithstanding the foregoing, Bluebird’s termination right under this Section 10.2(b) will not apply to any Affiliate of Celgene that first becomes an Affiliate of Celgene after the Effective Date of this License Agreement in connection with a Business Combination, where such Affiliate of Celgene was undertaking activities in connection with a Patent Challenge prior to such Business Combination; provided however that Celgene causes such Patent Challenge to terminate within forty-five (45) days after such Business Combination.
10.3 Termination by Celgene.
(a) Breach. Celgene will have the right to terminate this License Agreement in full upon delivery of written notice to Bluebird in the event of any material breach by Bluebird of any terms and conditions of this License Agreement in a manner that fundamentally frustrates the transactions contemplated by this License Agreement, provided that such termination will not be effective if such breach has been cured within [***] after written notice thereof is given by Celgene to Bluebird specifying the nature of the alleged breach (or, if such default cannot be cured within such [***] period, within [***] after such notice if Bluebird commences actions to cure such default within such [***] period and thereafter diligently continues such actions, but fails to cure the default by the end of such [***].
(b) Discretionary Termination. Beginning with the [***] Celgene will have the right to terminate this License Agreement in full at its discretion for any reason by delivering written notice to Bluebird, such termination to be effective [***] following the date of such notice.
(c) Alternative to Termination Under Section 10.3(a). If Celgene has the right to terminate this License Agreement under Section 10.3(a) (including expiration of all applicable cure periods thereunder), in lieu of exercising such termination right, Celgene may elect once by written notice to Bluebird before the end of such applicable cure period to have this License Agreement continue in full force and effect and instead have, starting immediately after the end of such applicable cure period, any future Milestone Payments set forth in Section 4.2 and the royalty rates set forth in the table set forth in Section 4.3(a) be reduced by [***], provided that such reduction will not apply if such future Milestone Payments and royalty rates have already been reduced pursuant to Section 11.4(c) of the Master Collaboration Agreement.
10.4 Effects of Termination. Upon termination (but not expiration pursuant to Section 10.1) of this License Agreement for any reason:

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(a) Wind Down. Celgene will responsibly wind-down, in accordance with accepted pharmaceutical industry norms and ethical practices, any on-going clinical studies for which it has responsibility hereunder in which patient dosing has commenced or, if reasonably practicable and requested by Bluebird, allow Celgene, its Affiliates or its Sublicensees to complete such trials. Celgene will be responsible for any costs associated with such wind-down. Bluebird will pay all costs incurred by either Party to complete such studies should Bluebird request that such studies be completed.
(b) Sublicenses. A termination of this License Agreement will not automatically terminate any sublicense granted by Celgene pursuant to Section 3.3 for Commercialization rights with respect to a non-Affiliated Sublicensee, provided that (i) such Sublicensee is not then (A) in material breach of any provision of this License Agreement or (B) in material breach of the applicable sublicense agreement or otherwise in breach of such sublicense agreement in a manner that would give rise to a right of termination on the part of Celgene, (ii) if Bluebird terminates this License Agreement pursuant to Section 10.2(a) for Celgene’s failure to fulfill its payment obligations hereunder, such Sublicensee agrees to and does pay to Bluebird all outstanding amounts that accrued as a result of such Sublicensee’s activities under the sublicense, (iii) Bluebird will have the right to step into the role of Celgene as sublicensor under any such sublicense executed after the Original License Agreement Effective Date, with all the rights that Celgene had under such sublicense, solely with respect to the Licensed IP, prior to termination of this License Agreement (including the right to receive any payments to Celgene by such Sublicensee that accrue from and after the date of the termination of this License Agreement solely with respect to the Licensed IP), (iv) such Sublicensee will pay to Bluebird all amounts that Celgene would have been obligated to pay to Bluebird hereunder with respect to such Sublicensee’s activities had this License Agreement not terminated (less any amounts received by Bluebird in clause (iii) above) and (v) the survival of such sublicense will not result in an imposition of any additional obligations on the part of Bluebird that are not included within the scope of this License Agreement. Celgene will include in any sublicense agreement executed after the Original License Agreement Effective Date that relates solely to the Licensed IP a provision in which said Sublicensee acknowledges its obligations to Bluebird under this Section 10.4(b).
(c) Cessation of Rights. Except as otherwise expressly provided in Section 10.4(b), all rights and licenses granted by Bluebird to Celgene in Section 3 will terminate, and Celgene and its Affiliates and Sublicensees will cease all use of Licensed IP and all Development, Manufacture and Commercialization of Elected Candidate and Licensed Product.
(d) Regulatory Approvals. To the extent permitted by applicable Law, and subject to Bluebird paying commercially reasonable compensation to Celgene for the assets to be transferred pursuant to this Section 10.4(d) (such compensation to either be mutually agreed to or determined through arbitration as provided in Section 10.4(g) below, and such compensation to be reduced by [***] from what would be commercially reasonable compensation if this License Agreement is terminated by Bluebird pursuant to Section 10.2(a)), all Regulatory Approvals and other regulatory filings and communications owned (in whole or in part) or otherwise Controlled by Celgene and its Affiliates and Sublicensees solely relating to the Elected Candidate and/or Licensed Product, and all other documents solely relating to and necessary to further Develop and Commercialize Elected Candidate and Licensed Product, as such items exist as of the effective date of such termination (including all solely related completed and ongoing clinical studies) will be assigned to Bluebird, and Celgene will provide to Bluebird one (1) copy of the foregoing and all documents contained in or

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

referenced in any such items, together with the raw and summarized data for any clinical studies (and where reasonably available, electronic copies thereof). In the event of failure to obtain assignment, subject to the Parties agreeing on commercially reasonable compensation for the right to access and reference, Celgene hereby consents and grants to Bluebird the right to access and reference (without any further action required on the part of Celgene, whose authorization to file this consent with any Regulatory Authority is hereby granted) any such item.
(e) Licenses. Subject to Bluebird paying (i) commercially reasonable compensation to Celgene for the licenses to be granted pursuant to subsection (A) of this Section 10.4(e) (such compensation to either be mutually agreed to or determined through arbitration as provided in Section 10.4(g) below, and such compensation to be reduced by [***] from what would be commercially reasonable compensation if this License Agreement is terminated by Bluebird pursuant to Section 10.2(a)), and (ii) amounts payable to Celgene’s applicable licensors as set forth below, Celgene will grant to Bluebird and its Affiliates (A) a worldwide, perpetual and irrevocable, nontransferable (except in connection with a permitted assignment of this License Agreement in accordance with Section 11.12), exclusive license, with the right to grant sublicenses through multiple tiers (subject to Section 3.3(b), mutatis mutandis), under the Celgene Licensed Product IP, and (B) an exclusive sublicense under the Celgene Licensed Product In-Licensed IP, in each case ((A) and (B)) to the extent such Celgene Licensed Product IP and Celgene Licensed Product In-Licensed IP are used in or Cover the Licensed Product as of the effective date of termination and to the extent such Celgene Licensed Product IP and Celgene Licensed Product In-Licensed IP exist as of the effective date of such termination (including in each case any additions, divisions, continuations, continuations-in-part, invention certificates, substitutions, reissues, reexaminations, extensions, registrations, supplementary protection certificates and renewals of such Celgene Licensed Product IP and Celgene Licensed Product In-Licensed IP) solely to the extent necessary to research, Develop, Manufacture and Commercialize the Elected Candidate and Licensed Product. With respect to grants of a sublicense under subsection (B) above, Bluebird will be responsible for all amounts payable to the applicable licensor, excluding maintenance fee payments, payments that are trigged by the grant of a sublicense (but including payments triggered by further grants of sublicenses by Bluebird or its sublicensees) and Patent Costs, that are attributable to Bluebird as a sublicensee thereunder under this License Agreement and Celgene will pay same and Bluebird will reimburse Celgene for [***] of such payments within thirty (30) days of receipt of Celgene’s written invoice therefor. Celgene will provide Bluebird with copies of all applicable Celgene Licensed Product In-Licenses promptly following the effective date of the termination of this License Agreement. The Prosecution and Maintenance and enforcement and defense rights and obligations of the Parties with respect to any Patents licensed or sublicensed to Bluebird pursuant to this Section 10.4(e) will be discussed and agreed to by the Parties, with the understanding that such Prosecution and Maintenance and enforcement and defense rights and obligations will be substantially similar to those set forth in Section 6, with the roles of Bluebird and Celgene reversed (and such other changes as are appropriate from the context, and taking into account any rights retained by a Third Party licensor of Celgene to Prosecute and Maintain or enforce and defend any Patent sublicensed to Bluebird under this Section 10.4(e)). Bluebird will abide, and will cause all its Affiliates and applicable sublicensees to abide, by all requirements of each Celgene Licensed Product In-License under which Bluebird is sublicensed under this Section 10.4(e) in all material respects (and in any case in all respects in the case that failure to so abide would result in a breach under the Celgene Licensed Product In-License), to the extent applicable to sublicensees thereunder and to the extent disclosed by Celgene to Bluebird, with the understanding that disclosure by Celgene of any Celgene Licensed Product In-License to Bluebird

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

will be deemed disclosure of such requirements of such Celgene Licensed Product In-License to Bluebird.
(f) Trademarks. Subject to Bluebird paying commercially reasonable compensation to Celgene for the license to be granted pursuant to this Section 10.4(f) (such compensation to either be mutually agreed to or determined through arbitration as provided in Section 10.4(g) below, and such compensation to be reduced by [***] from what would be commercially reasonable compensation if this License Agreement is terminated by Bluebird pursuant to Section 10.2(a)), Celgene will exclusively license to Bluebird any registered or unregistered trademarks or internet domain names that are specific to and solely used for the Licensed Product worldwide (it being understood that the foregoing will not include any trademarks or internet domain names that contain the corporate or business name(s) of Celgene).
(g) Commercially Reasonable Compensation. If the Parties are unable to agree on the amount of commercially reasonable compensation payable by Bluebird to Celgene pursuant to Sections 10.4(d), 10.4(e) or 10.4(f) within ten (10) days of the effective date of termination of this License Agreement, [***].
(h) Country Termination. If this License Agreement is terminated only with respect to a specific country pursuant to Section 10.2(b), the provisions of this Section 10.4 will apply only with respect to such terminated country.
10.5 Survival. In addition to the termination consequences set forth in Section 10.4, the following provisions will survive termination or expiration of this License Agreement: Sections 1, 3.3 (mutatis mutandis with respect to licenses granted to Bluebird under Section 10.4), 3.6, 3.7, 4.4, 5, 8, 9.3, 9.4, 9.6, 9.7, 10.1 (last sentence), 10.4, 10.5 and 11. Termination or expiration of this License Agreement will not relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such termination or expiration nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this License Agreement nor prejudice either Party’s right to obtain performance of any obligation. All other rights and obligations will terminate upon expiration of this License Agreement.
10.6 Right to Set-off. Notwithstanding anything to the contrary in this License Agreement, each Party has the right at all times to retain and set off against all amounts due and owing to the other Party as determined in a final judgment any damages recovered by such Party for any Losses incurred by such Party.
11. General Provisions.
11.1 Cumulative Remedies and Irreparable Harm. All rights and remedies of the Parties hereunder will be cumulative and in addition to all other rights and remedies provided hereunder or available by agreement, at law or otherwise. Each Party acknowledges and agrees that breach of any of the terms or conditions of this License Agreement would cause irreparable harm and damage to the other and that such damage may not be ascertainable in money damages and that as a result thereof the non-breaching Party would be entitled to seek from a court equitable or injunctive relief restraining any breach or future violation of the terms contained herein by the breaching Party without the necessity of proving actual damages or posting bond. Such right to equitable relief is in addition to whatever remedies either Party may be entitled to as a matter of law or equity, including money damages.

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

11.2 Business Combination and IP.
(a) Bluebird Business Combination. Notwithstanding anything to the contrary herein, for purposes of this License Agreement, no Know-How, Materials, Patents, Regulatory Data, Regulatory Filings or Regulatory Approvals not Controlled by Bluebird or any of its Affiliates prior to a Business Combination of Bluebird will be Controlled for purposes of this License Agreement after such Business Combination of Bluebird, other than (i) Applicable Bluebird In-Licenses to the extent in effect immediately prior to such Business Combination of Bluebird, (ii) Collaboration IP, and (iii) any Patent that claims priority, directly or indirectly, to any other Patent first Controlled before such Business Combination of Bluebird will be Controlled thereafter no matter when such Patent is filed or issued.
(b) Celgene Business Combination. Notwithstanding anything to the contrary herein, for purposes of this License Agreement, no Know-How, Materials, Patents Regulatory Data, Regulatory Filings or Regulatory Approvals not Controlled by Celgene or any of its Affiliates prior to a Business Combination of Celgene will be Controlled for purposes of this License Agreement after such Business Combination of Celgene, other than Collaboration IP, and except that any Patent that claims priority, directly or indirectly, to any other Patent first Controlled before such Business Combination of Celgene will be Controlled thereafter no matter when such Patent is filed or issued.
11.3 Relationship of Parties. Nothing in this License Agreement is intended or will be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between the Parties. No Party will incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided therein. There are no express or implied third party beneficiaries hereunder (except for Bluebird Indemnitees and Celgene Indemnitees for purposes of Section 9.6).
11.4 Compliance with Law. Each Party will perform or cause to be performed any and all of its obligations or the exercise of any and all of its rights hereunder in good scientific manner and in compliance with all applicable Law. Without limiting the foregoing, Bluebird will comply with comply with all applicable Laws and regulations (including U.S. Foreign Corrupt Practices Act and any other applicable anti-bribery or anti-kickback laws or regulations).
11.5 Force Majeure. Neither Party will be liable to the other for failure of or delay in performing obligations set forth in this License Agreement (other than any obligation to pay monies when due), and neither will be deemed in breach of such obligations, if such failure or delay is due to natural disasters or any causes reasonably beyond the control of such Party; provided that the Party affected will promptly notify the other of the force majeure condition and will exert reasonable efforts to eliminate, cure or overcome any such causes and to resume performance of its obligations as soon as possible.
11.6 Governing Law. This License Agreement will be governed by and construed in accordance with the Laws of the State of New York, without respect to its conflict of laws rules, provided that any dispute relating to the scope, validity, enforceability or infringement of any Patents or Know-How will be governed by, and construed and enforced in accordance with, the substantive Laws of the jurisdiction in which such Patents or Know-How apply.
11.7 Counterparts; Facsimiles. This License Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument. Facsimile or PDF execution and delivery of this License Agreement

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

by either Party will constitute a legal, valid and binding execution and delivery of this License Agreement by such Party
11.8 Headings. All headings in this License Agreement are for convenience only and will not affect the meaning of any provision hereof.
11.9 Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this License Agreement. Accordingly, the rule of construction that any ambiguity in this License Agreement will be construed against the drafting party will not apply.
11.10 Interpretation. Whenever any provision of this License Agreement uses the term “including” (or “includes”), such term will be deemed to mean “including without limitation” (or ”includes without limitations”). “Herein,” “hereby,” “hereunder,” “hereof” and other equivalent words refer to this License Agreement as an entirety and not solely to the particular portion of this License Agreement in which any such word is used. All definitions set forth herein will be deemed applicable whether the words defined are used herein in the singular or the plural. Unless otherwise provided, all references to Sections and Appendices in this License Agreement are to Sections and Appendices of this License Agreement. References to any Sections include Sections and subsections that are part of the related Section (e.g., a section numbered “Section 2.1” would be part of “Section 2”, and references to “Section 2.1” would also refer to material contained in the subsection described as “Section 2.1(a)”).
11.11 Binding Effect. This License Agreement will inure to the benefit of and be binding upon the Parties, their Affiliates, and their respective lawful successors and assigns.
11.12 Assignment. This License Agreement may not be assigned by either Party, nor may either Party delegate its obligations or otherwise transfer licenses or other rights created by this License Agreement, except as expressly permitted hereunder or otherwise without the prior written consent of the other Party, which consent will not be unreasonably withheld, delayed or conditioned; provided that without consent (a) Celgene may assign this License Agreement to (i) an Affiliate or (ii) its successor in connection with the merger, consolidation, or sale of all or substantially all of its assets, and (a) Bluebird may assign this License Agreement to (i) an Affiliate or (ii) its successor in connection with the merger, consolidation, or sale of all or substantially all of its assets or that portion of its business pertaining to the subject matter of this License Agreement; provided further that, except in the case where a Party is involved in a merger or consolidation where it is the surviving entity and no assets of such Party that are subject to this License Agreement have been transferred as a result of such merger or consolidation, (A) such assigning Party provides the other Party to this License Agreement with at least thirty (30) business days advance written notice of such assignment(s) and the assigning Party agrees in a written agreement delivered prior to such assignment(s) to the non-assigning Party (and upon which such non-assigning Party may rely) to remain fully liable for the performance of its obligations under this License Agreement by its assignee(s), (B) the assignee(s) agree in a written agreement delivered prior to such assignment(s) to the non-assigning Party (and upon which such non-assigning Party may rely) to assume performance of all such assigned obligations, (C) in the case of any assignment by Bluebird, all Licensed IP licensed to Celgene under this License Agreement will be transferred to such assignee(s) effective as of such assignment(s), (D) all of the matters referred to in clauses (A), (B) and (C), as applicable, will be set forth in documentation reasonably acceptable to the non-assigning Party prior to any such assignment(s) (and with such reasonable acceptance not to be unreasonably withheld, conditioned or

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

delayed) and in all cases will provide the non-assigning Party with the full benefits of its rights under this License Agreement (after taking into account all risks involving applicable counter-party performance and bankruptcy and insolvency risks, including those involving contractual rejection under 11 USC §365) as if no such assignment(s) had occurred, and (E) in the case of any assignment, the assigning Party will reimburse the non-assigning Party for all of the legal fees and expenses incurred by such non-assigning Party in connection with the matters set forth in clause (D) of this sentence in an aggregate amount not to exceed [***] and provided, further, that if Bluebird wishes to assign any Licensed IP to its Affiliates, it will be permitted to do so conditioned on each such Affiliate becoming a party to this License Agreement, in the form of an amendment to this License Agreement executed by Celgene, Bluebird and such Affiliate, pursuant to which such Affiliate would agree to assume all obligations hereunder, and grant to Celgene all rights hereunder, with respect to the Licensed IP. The terms of this License Agreement will be binding upon and will inure to the benefit of the successors, heirs, administrators and permitted assigns of the Parties. Any purported assignment in violation of this Section 11.12 will be null and void ab initio.
11.13 Notices. All notices, requests, demands and other communications required or permitted to be given pursuant to this License Agreement will be in writing and will be deemed to have been duly given upon the date of receipt if delivered by hand, recognized international overnight courier, confirmed facsimile transmission, or registered or certified mail, return receipt requested, postage prepaid to the applicable address or facsimile number set forth in Section 13.14 of the Master Collaboration Agreement. Either Party may change its designated address and facsimile number by notice to the other Party in the manner provided in this Section 11.13.
11.14 Amendment and Waiver. This License Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both Parties; provided that any unilateral undertaking or waiver made by one Party in favor of the other will be enforceable if undertaken in a writing signed by the Party to be charged with the undertaking or waiver. Any waiver of any rights or failure to act in a specific instance will relate only to such instance and will not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.
11.15 Severability. In the event that any provision of this License Agreement will, for any reason, be held to be invalid or unenforceable in any respect, such invalidity or unenforceability will not affect any other provision hereof, and the Parties will negotiate in good faith to modify this License Agreement to preserve (to the extent possible) their original intent.
11.16 Entire Agreement. This License Agreement, together with the Master Collaboration Agreement, is the sole agreement with respect to the subject matter and supersedes all other agreements and understandings between the Parties with respect to same (including Confidential Agreement). In the event of any conflict between the terms of this License Agreement and the terms of the Master Collaboration Agreement, the terms of this License Agreement will control.
11.17 Force Majeure. Neither Celgene nor Bluebird will be liable for failure of or delay in performing obligations set forth in this License Agreement (other than any obligation to pay monies when due), and neither will be deemed in breach of such obligations, if such failure or delay is due to natural disasters or any causes reasonably beyond the control of Celgene or Bluebird and without the fault or negligence of the Party so failing or delaying; provided that the Party affected will promptly notify the other of the force majeure condition and will exert reasonable efforts to eliminate, cure or overcome any such causes and to resume performance of its obligations as soon as possible.

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

11.18 Celgene Parties. The Parties hereby acknowledge and agree that (a) Celgene Corp is the party to this License Agreement with respect to all rights and obligations under this License Agreement in the United States, provided that with respect to payment obligations under this License Agreement, Celgene Corp is the responsible party with respect to all such payment obligations; (b) Celgene Europe is the party to this License Agreement with respect to all rights and obligations under this License Agreement outside of the United States, provided that with respect to payment obligations under this License Agreement, Celgene Europe is not a responsible party with respect to any such payment obligations; and (c) as between Bluebird, on the one hand, and Celgene Corp and Celgene Europe, on the other, Celgene Corp shall undertake all actions permitted or required to be taken by Celgene Corp and/or Celgene Europe.
11.19 Co-Promotion/Co-Development Option Exercise. To the extent that Bluebird exercises its option to co-promote and co-develop a Licensed Product that is an Optioned Candidate (as defined in the Master Collaboration Agreement) in accordance with, and subject to, Section 5.3 of the Master Collaboration Agreement, Bluebird and Celgene will enter into a Co-Development, Co-Promote and Profit Share Agreement in the form that will be agreed upon by the Parties within twenty (20) days of the Amendment Effective Date (instead of the form attached as Exhibit B of the Master Collaboration Agreement).
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Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

IN WITNESS WHEREOF, the Parties have caused this License Agreement to be executed by their respective duly authorized officers as of the Amendment Effective Date.

BLUEBIRD BIO, INC.

By: /s/ Jason Cole
(Signature)

Name: Jason Cole

Title: Chief Operating and Legal Officer

Date:

CELGENE CORPORATION

By: /s/ Elizabeth Mily
(Signature)

Name: Elizabeth Mily

Executive Vice President
Title: Strategy and Business Development

Date:

CELGENE EUROPEAN INVESTMENT COMPANY LLC (CEICO)

By: /s/ Elizabeth Mily
(Signature)

Name: Elizabeth Mily
Executive Vice President
Title: Strategy and Business Development

Date:
Signature Page to the Second Amended and Restated License Agreement

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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